Exhibit 10.20

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York

AGREEMENT OF LEASE, made as of this 15thday of March in the year 2007, between

11 West 19th Associates LLC c/o Kaufman Management Co. 450 7th Avenue, New York, NY 10123 party of the first part, hereinafter referred to as OWNER, and Epsilon Data Management LLC with offices at 601 Edgewater Dr., Mailstop 5/406 party of the second part, hereinafter referred to as TENANT, Wakefield, MA 01880.

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire 9th and entire 10l1 floors (the “premises” or the “demised premises”) in the building known as 11 West 19th Street New York, NY in the Borough of Manhattan, City of New York, for the term of Eleven (11) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date, herein defined, and to end on January 31, 2018 (the “Expiration Date”), and both dates inclusive, at the annual base rental rate as set forth in Article 41 of rider made part of this lease, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except as set forth herein. Tenant shall pay the first (1st) monthly installment of annual lease rent on the execution hereof. A portion of the building which includes the demised premises is also known as 16 West 20th Street and Tenant shall have right, vis a vis Owner, to use 16 West 20th Street as its address.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for general office use.

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to obtaining the prior written consent of Owner and to the provisions of this article, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first reasonably approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and subcontractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after notice to Tenant, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than one hundred (100) days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense except that Tenant shall have no obligation to remove the same unless they (a) are not generally usable by other office tenants and (b) Owner so indicates to Tenant in writing at the time Owner approves the plans for the installation thereof. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations (normal wear and tear excepted), and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.

Repairs:

4. Owner shall keep in good repair and condition the exterior of and the public portions of the building and property on which it is located including, without limitation, roofs and exterior windows (except those forming part of the 20th Street elevator lobby), all structural elements, and all building plumbing, heating and life safety systems, and shall keep all sidewalks free of snow and ice. Owner’s obligations hereunder and under Article 31 shall be provided in a manner consistent with comparable office

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buildings in the area. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the interior windows and window frames and the exterior windows forming a part of the 20th Street elevator lobby, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after fifteen (15) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease except as otherwise provided herein. Tenant agrees, subject to the foregoing sentence, that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York Sate Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to

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law, and all orders, rules and regulations to the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s particular use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its particular manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use this demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder for that portion of all fire insurance premiums thereafter paid by Owner which, shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and- extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

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Tenant’s Liability Insurance Property Loss, Damages, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful acts of Owner, its agents, servants or employees; Owner or its agents, shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and

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upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and. vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal

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property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underlining.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at anytime of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon reasonable prior notice, to examine the same and to make such repairs, replacements and improvements as Owner may deem’ necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours, upon

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reasonable prior notice, for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary in an emergency by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, or in any event shall the obligations of Tenant hereunder be affected.

Vault Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending or a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter by entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

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(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fail” and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant, or if a default shall occur under the Guaranty, as hereinafter defined, in (a) the payment of any sums due thereunder which shall continue for thirty (30) days after notice of such non-payment to the guarantor thereunder, (b) delivery of any estoppel certificate required to be delivered pursuant thereto which shall not have been delivered within ten (10) days after written notice that the time period for delivery of the estoppel certificate as set forth in Section lO.d of the guaranty has expired, (c) posting any required security deposit within the time required thereunder or (d) the breach if any representation, warranty or covenant thereunder in any material respect which shall not be remedied within thirty (30) days after notice to such guarantor, then in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

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(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required and such default shall continue for more than ten (10) days after written notice from Owner; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease after notice and expiration of any applicable cure period, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default after expiration of any applicable grace period following any required notice from Owner, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the tern of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in

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the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, in any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after the expiration of any applicable notice and/or grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building (but not the 20th Street elevator lobby) and to change the name, number or designation by which the building may be known. Except as provided herein, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises were in good and satisfactory

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condition at the time such possession was so taken, except as to latent defects and punch list items. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom clean,” in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demises premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday this lease shall expire at 11:59 p.m. on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at 11:59 p.m. on the preceding business day and in such event the rent shall apportioned as of such earlier date.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is due to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

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No Waiver:

25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service express or impliedly, to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever

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beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available) return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to a party personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is four (4) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. Routine building operational notices may be hand delivered to the demised premises.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes Owner may install a water meter at its expense and thereby measure Tenant’s water consumption for all purposes. Throughout the duration of Tenant’s occupancy, Owner shall keep said meter and installation equipment in good working order and repair If such separate metering is installed, Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s

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business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature.

Elevators, Heat, Cleaning:

31. Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) provide freight elevator service free of charge only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 9 p.m. and on Saturdays from 8 a.m. to 2 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants; and (e) provide water at all times. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop services of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any affecting the obligations of Tenant hereunder.

See article #69

Security:

32. Tenant has deposited with Owner the sum of $0 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may

15

expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this lease, including, but not limited to, any damages or deficiency in there-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant within ten (10) days after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner and payment by Tenant of all billed invoices. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference,, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building, of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, to the extent that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

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Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall of the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Owner shall not, however, enforce any Rules and Regulations in a discriminatory manner. Notwithstanding any other provision hereof, in the event of an inconsistency between the Rules and Regulations and this lease, the provisions of this lease shall prevail.

Glass:

37. Owner shall replace, at the request and expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever outside the 20th Street elevator lobby. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent

38. SEE RIDER

Directory Board Listing:

39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

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IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, (other than the 20th Street elevator lobby) driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish. The 20th Street elevator lobby is not part of the demised premises.

2. The water and wash closet and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and

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as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant. Nor shall any changes be made in exiting locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the 19th Street entrance or the 20th Street building entrance (as contrasted with the 20lh Street elevator lobby entrance), except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person entering the 19th Street entrance or the 20th Street building entrance (as contrasted with the 20th Street elevator lobby entrance) who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

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14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 14, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

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IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner	11 West 19th Associates LLC

	By:	Block Buildings LLC, Manager

	By:	Thomas Block, President
Or by Gordon, Girvin, CFO
Or by Robert Heun, VP

Witness for Tenant:	Epsilon Data Management LLC

	By:	Alan M Utay, Vice President
and Secretary

ACKNOWLEDGEMENT

STATE OF TEXAS,

ss.

COUNTY OF COLLIN

On the 9th day of March in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Alan M. Utay, personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledges to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individuals), or the person upon behalf of which the individual(s) acted, executed the instrument.

Kelli Hunt
NOTARY PUBLIC

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RIDER ATTACHED AND MADE PART OF LEASE DATED: March 15, 2007

-between-

11 WEST 19TH ASSOCIATES LLC

OWNER

- and -

EPSILON DATA MANAGEMENT LLC

for space consisting of the entire 9th and entire 10th floors in building located at

11 West 19th Street, New York, New York

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding provisions of this lease, or of the Rules and Regulations attached to this lease or hereafter adopted, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail.

41.	Free Rent / Rental Schedule :

TENANT shall not be required to pay base rent until the Rent Commencement Date, as hereinafter defined. TENANT shall be responsible for the payment of electric charges commencing on the Commencement Date, as hereinafter defined.

TENANT shall pay to OWNER base rental as follows:

PERIOD: Rent Commencement Date through January 31, 2008 $2,177,864.00 per annum, ($181,488.67 per month);

PERIOD: February 1, 2008 through January 31, 2009 $2,215,977.00 per annum, ($184,664.75 per month);

PERIOD: February 1, 2009 through January 31, 2010 $2,254,756.00 per annum, ($187,896.33 per month);

PERIOD: February 1, 2010 through January 31, 2011 $2,294,214.00 per annum, ($191,184.50 per month);

PERIOD: February 1, 2011 through January 31, 2012 $2,334,363.00 per annum, ($194,530.25 per month);

PERIOD: February 1,2012 through January 31,2013 $2,577,807.00 per annum, ($214,817.25 per month);

PERIOD: February 1, 2013 through January 31, 2014 $2,622,918.00 per annum, ($218,576.50 per month);

PERIOD: February 1, 2014 through January 31, 2015 $2,668,819.00 per annum, ($222,401.58 per month);

PERIOD: February 1, 2015 through January 31, 2016 $2,715,524.00 per annum, ($226,293.67 per month);

PERIOD: February 1, 2016 through January 31, 2017 $2,763,045.00 per annum, ($230,253.75 per month);

PERIOD: February 1, 2017 through January 31, 2018 $2,811,399.00 per annum, ($234,283.25 per month).

42.	Condition of Delivery of Premises:

A) OWNER shall perform and pay for the following work (“Owner’s Work”) as a condition of delivery of the demised premises, said work to commence promptly following lease signing:

1) Subject to the provisions of Section 45E hereof, OWNER shall deliver base building HVAC units to provide sixty (60) tons of air conditioning to each floor of the demised premises; provided, however, TENANT shall be obligated to perform all work necessary to install such units in the demised premises (including, without limitation, the performance of all ductwork).

2) OWNER shall renovate the bathrooms on each of the floors of the demised premises in a building standard manner {i.e., one (1) men’s and one (1) women’s per floor), using fixtures and finishes similar to the sixth (6th) floor bathroom. Such bathrooms shall be handicap accessible and otherwise be in compliance with all applicable legal requirements.

3) OWNER shall provide building standard fireproofing throughout the demised premises as needed.

4) OWNER shall install new 3/4 inch plywood flooring throughout the demised premises.

5) OWNER shall sound-proof the water pump room located on the 10th floor.

The “Commencement Date” shall be the first non-holiday weekday after the Delivery Requirements (as defined below) have been satisfied and TENANT has been provided full access to the demised premises. The “Delivery Requirements” shall mean the occurrence of all of the following conditions: (i) the demised premises are vacant, broom clean, free of all tenants and occupants, (ii) all building systems serving the demised premises are fully operational, (iii) access to the demised premises and all elevators and other facilities serving the demised premises are in good working order and readily available, (iv) that Owner’s Work is complete, and (v) that the Design Build Program (as defined in Article 45 hereof) is complete, other than “punchlist” items and the demised premises are in compliance with all applicable laws and other governmental requirements and that any applicable governmental permits and approvals necessary to permit TENANT to occupy the demised premises for general office purposes have been obtained. The phrase “punchlist items” shall mean (a) minor or insubstantial details of construction, mechanical adjustment or decoration which remain to be performed and (ii) portions of Owner’s Work or the Design Build Program which have not been completed because under good construction scheduling practice such work should be done after still incomplete finishing or other work to be done by or on behalf of TENANT is completed. OWNER shall give TENANT not less than two (2) business days prior written notice of the actual Commencement Date.

Notwithstanding any other provision hereof, TENANT shall have the right to enter upon the demised premises from and after July 23, 2007 for the purpose of fixturing and to otherwise prepare the demised premises for its occupancy provided that such entry does not delay the Delivery Requirements. Any such early entry by TENANT shall be subject to all the terms and provisions hereof except that TENANT shall not be required to pay base rent or additional rent during such period of early occupancy.

Subject to the terms of Article 45 hereof, The “Rent Commencement Date” shall be the date which is the later to occur of (i) October 1, 2007, and (ii) forty-four (44) days after the Commencement Date.

B) Electricity: OWNER, at its cost, shall deliver electrical capacity to the demised premises at points reasonable determined by OWNER. The electrical service shall be capable of supporting TENANT’S electrical loads up to a maximum connected load of 12 volt-amperes per useable square foot inclusive of TENANT’S lighting, air conditioning, and general power loads. OWNER shall furnish this electrical capacity to the demised premises on a submetered basis and TENANT covenants and agrees to purchase same from OWNER or OWNER’S designated agent in accordance with the electrical rider attached hereto. Notwithstanding anything to the contrary, OWNER represents that 6 watts per usable square foot for normal office use excluding air-conditioning will be delivered to the demised premises throughout the term.

C) Freight Elevators: OWNER shall provide and TENANT shall be permitted to use the freight and passenger elevators on a non-exclusive basis for construction and move-in during normal business hours at no charge. Usage of freight elevators other than during normal business hours (both during construction, move-in and ongoing) will be provided by OWNER subject to additional charges. The present hourly charge for after-hours elevator usage is $235.00 per hour.

D) Shaft Space: OWNER will provide to TENANT TENANT’S proportionate share of secure shaft space from the Telecom “Point of Entry” in tire building to the premises. TENANT shall have the right to choose its own telecommunications provider.

E) Life Safety Systems: OWNER shall provide, at its cost, a base building fire alarm system capable of supporting typical office space on each floor of the demised premises with a maximum of 10 zones per floor for connection to the fire alarm devices to be installed by Owner as part of the Design Build Program. Under the Design Build Program Owner shall install a complete fire alarm system coverage on the floors as required by governmental agencies having jurisdiction.

F) Sprinkler: OWNER, at its cost, will deliver a building sprinkler system the capacity of which will be sufficient to service a sprinkler distribution system throughout the demised premises meeting the NYC building codes. Such sprinkler distribution system will be performed and paid for as part of the Design Build Program.

G) ACP-5 Certificate: OWNER shall deliver an ACP-5 Certificate to TENANT promptly after lease execution covering the demised premises and the 20th Street elevator lobby.

43.	20th Street Lobby and Elevators;

A) The existing mechanical system associated with the 20th Street elevators shall be upgraded by OWNER, at its cost, per specifications attached as Exhibit A. OWNER will also perform a cosmetic renovation on each of the two (2) 20l Street elevator cabs which services the demised premises (each, an “Elevator Cab”, collectively, the “Elevators Cabs”) at a cost of $25,000 per Elevator Cab. In the event that TENANT, at its election, desires a higher standard of cosmetic upgrade than $25,000 per cab will provide, TENANT shall pay any additional cost to upgrade the Elevator Cabs provided that it has first approved such additional cost in writing. Such upgrade and renovation work will begin and be completed within the first 36 months of the term. TENANT will have design input only with respect to the cab design but must respond promptly. Upon completion of. such mechanical upgrade and renovation work, OWNER will also assign to TENANT any and all warranties in OWNER’S possession relating to the two (2) 20th Street elevators servicing the demised premises (collectively, the “Elevators”). Notwithstanding any other provision hereof, if OWNER fails to complete such mechanical upgrade and cosmetic renovation work within such 36 month period, TENANT shall have the right to perform such work and all costs expended by TENANT in connection therewith may, at TENANT’S option, be offset against rent due hereunder. OWNER will be responsible for the general maintenance and repair of the Elevators until the upgrade and renovation is completed.

B) Upon completion of the upgraded mechanical system and cosmetic renovation of the Elevator Cabs, TENANT shall be responsible, at its own cost and expense, for the operation and maintenance of the Elevators (but not for capital expenditures which are not covered by warranties or the elevator service contract) using OWNER’S designated elevator maintenance company provided such company is competent and accepts competitive terms and conditions. Any expenditures of a capital nature which are not covered by warranties or the elevator service contract shall be performed by OWNER, at OWNER’S expense, however, TENANT shall reimburse OWNER, on a monthly basis for a pro rata share of such expenditures. TENANT’S pro rata share shall determined by fully amortizing the expenditures, without interest, over the useful life of the item and charging to TENANT the monthly amortizable amount during each remaining month of the term after such work is completed until such expenditure has been fully amortized or the term ends, whichever shall first occur.

C) Subject to compliance with Articles 3 and 54 of this lease, at any time after the execution and delivery of this lease TENANT shall have the right to enter upon and perform alteration and remodeling work in the 20th Street elevator lobby of the building. Further, notwithstanding any other provision hereof, OWNER will provide a $100,000 rent credit towards improvements on the 20th Street elevator lobby. Said credit must be used within 18 months of Commencement Date (subject to delays in such work caused by OWNER or due to force majeure), or any unused portion will be forfeited. Credit will be given upon TENANT providing OWNER with paid construction bills and lien waivers in connection with such lobby improvements. Amounts spent by TENANT for this work up to $100,000, plus interest, must be included in the termination payment under Section 45.

D) TENANT, at TENANT’S expense, shall be permitted to install its own security system (which may be a card access security system) in the premises and/or the 20th Street elevator lobby. Further, prior to the Commencement Date, OWNER, at its expense, will tie-in its fire safety system to provide emergency exit to 20th Street from the fire stairs leading to the 20th

Street elevator lobby. OWNER will limit access for all other floors other than TENANT’S to such stairwell that leads to the 20th Street elevator lobby for emergency purposes only. It is further understood and agreed that in the event the 19th Street elevators become inoperable due to an unforeseen event, TENANT will grant non-related tenants elevator reasonable access until such time 19th Street elevators are returned to service (which OWNER shall cause to occur as soon as practicable); otherwise the 20th Street elevator lobby shall be exclusively for TENANT’S use. Notwithstanding the foregoing, if any such use of the 20th Street elevator lobby by other building tenants, whether pursuant to this Section 43.C or Section 44A, below, exceeds ten (10) days, then OWNER shall pay to TENANT, within ten (10) days of receipt of written invoice, a pro-rata share of the costs of maintaining and operating the 20th Street elevator lobby and the elevators therein, including the cost of the security services provided for such lobby, as such pro rata share is reasonably determined by TENANT.

44.	19th Street Lobby and Elevators:

A) Elevators/Fire Stairs: OWNER will install new elevator cabs and mechanicals in the 19th Street lobby passenger elevators on or before May 31, 2008. OWNER shall operate all elevators within the elevator bank servicing the premises at all times during building hours, subject to emergencies and repairs and maintenance and at all other times will provide at least two passenger elevators subject to call. It is further understood and agreed that during the renovation of the 19th Street elevators, non-related tenants shall have access to the 20th Street elevators, subject to Section 43C above.

B) Building Services/Access: TENANT will have access to the premises seven (7) days per week, subject to closure for emergencies and as required by law, twenty-four (24) hours per day. OWNER shall provide heating and air conditioning to the building lobbies and heat to the premises Monday thru Friday 8:00 a.m. to 9:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m. consistent with the operation of similar office buildings. [After hours heat will be provided to the demised premises, at TENANT’S request and at TENANT’S cost but such cost shall be equal to the cost to OWNER to provide the same without markup, overhead or profit.]

45.	Design/Build Program:

A) Following the receipt of the Approved Plans (as hereinafter defined), OWNER shall cause the work set forth in such Approved Plans for the Design Build Program (as hereinafter defined) to be performed by StructureTone, Inc. (“StructureTone”) substantially in accordance with the Approved Plans. The budget (the “Budget”), construction schedule (the “Construction Schedule”) and design criteria/plans (the “Design Plans”) of the Design Building Program are attached hereto and made a part hereof as Exhibits D-l, D-2 and D-3, respectively. Subject to any TENANT Delay, as defined in Section 45D hereof, OWNER shall use commercially reasonable efforts to substantially complete the Design Build Program in accordance with the Construction Schedule, without being obligated to employ overtime labor or to incur any extraordinary costs in connection therewith.

B) OWNER and TENANT have agreed upon a price for the hard and soft costs of the Design Build Program of $5,064,800.00 (the “Design Build Allowance”) based upon the Budget and the Designed Plans. OWNER shall contribute the sum of $2,026,000.00 (“OWNER’S Portion”) toward the Design Build Allowance and TENANT shall contribute the sum of $3,038,800.00 (“TENANT’S Portion”) toward the Design Build Allowance. Any hard and soft costs of the Design Build Program in excess of the Design Build Allowance shall be paid by OWNER, except that TENANT shall be responsible for any cost increases above the Design Build Allowance as a result of any “change orders” requested by TENANT, provided that TENANT has first approved the amount of the cost increase for the change order in writing (“TENANT Change Order Increases”). Any such TENANT Change Order Increases shall be payable in accordance with the procedures set forth in Section 45C hereof. For the purposes of this Article, a “changed order” shall be deemed to mean any change to the Design Plans, other than any brand information required for the lobby area within the demised premises.

C) All payments for the hard and soft costs of the Design Build Program shall be made to StructureTone first by OWNER, up to the amount of OWNER’S Portion, and then by TENANT, up to the amount of TENANT’S Portion plus the cost of any TENANT Change Order Increases. All applications for payment made by StructureTone shall be made in accordance with the terms of the construction contract and shall not be payable until approved by the architect and the architect has delivered its certification in the appropriate AIA form. OWNER shall deliver a copy of such certificate by the architect and all supporting documents for such payment to TENANT simultaneously with OWNER’S payment of the amount in question. After OWNER has applied OWNER’S Portion, Tenant shall be obligated to pay or reimburse OWNER for the cost of the Design Build Program (up to an amount equal to TENANT’S Portion and any cost of TENANT Change Order Increases), as additional rent, within ten (10) days after demand by OWNER therefor, which demand shall be accompanied by the aforementioned certificate by the architect and reasonably detailed documentation indicating that such payment shall be due and payable. At TENANT’S request from time to time, OWNER and TENANT shall identify completed items of the Design Build Program that have been paid for by TENANT from the TENANT’S Portion, and all such identified items shall be owned, insured, and booked by TENANT during the term as its asset for all financial accounting purposes. Notwithstanding anything to the contrary contained herein, OWNER hereby agrees that Tenant shall not be required to remove any items set forth on the Design Plans from the demised premises at the expiration or earlier termination of this lease. OWNER shall deliver to TENANT a copy of the construction contract with StrutureTone within five (5) days of full execution. To the extent that there remains any unpaid contingency reserve under the construction contract after StructureTone has been paid in full, TENANT shall be entitled to a rent credit in the amount of such contingency reserve.

D) OWNER shall be responsible to provide a complete set of fully engineered construction documents and scale drawings (such plans and drawings, after the same shall have been reasonably approved by TENANT in accordance with this Section, shall be referred to herein as the Approved Plans”) on or around April 6, 2007, which shall set forth a building installation for the demised premises and the Building substantially similar to the Design Plans (the “Design Build Program”). In the event a TENANT Delay (as hereinafter defined) occurs and results in a delay in OWNER’S construction of the premises, the Rent Commencement Date will be the date that the Rent Commencement Date would have occurred absent any such TENANT Delay, but in no event earlier than October 1, 2007. Notwithstanding any other provision hereof, if the Commencement Date has not occurred by December 31, 2007, subject to extension for each day of TENANT Delay (the “Final Completion Date”) for any reason other than casualty, then TENANT shall have the right to terminate this lease upon written notice of termination delivered to OWNER on or prior to the date that is five (5) business days after the Final Completion Date; and OWNER shall repay to TENANT within ten (10) days of written demand all amounts paid by TENANT in connection with this lease, less any amounts TENANT may recoup from its insurer in the case of casualty. For the purposes of this Article, a “TENANT Delay” shall mean (i) any delay by TENANT in reviewing and responding to OWNER regarding the plans submitted for its approval in accordance with the foregoing provisions hereof within five (5) business days from the date of submission to TENANT, (ii) any changes or requests for changes by TENANT to the Approved Plans which cause a delay or extension in a date or certain dates set forth in the Construction Schedule, (iii) any delay in the selection of materials to be made by TENANT which causes a delay or extension in a date or certain dates set forth in the Construction Schedule, (iv) any failure by TENANT to timely pay TENANT’S Portion and/or TENANT Change Order Increases as additional rent in accordance with the provisions of this Article, and (v) any negligence or willful misconduct of TENANT or its officers, agents, or employees which causes a delay or extension in a date or certain dates set forth in the Construction Schedule.

E) TENANT, at its election, shall have the right to request OWNER to contribute an amount equal to $111,000.00 toward the purchase and delivery of the base building HVAC units for the demised premises, in lieu of OWNER performing the work set forth in Section 42A(1) hereof. Such request by Tenant shall be in writing and TENANT shall have the right to make such election within five (5) business days after the receipt of the Approved Plans, in which event OWNER shall contribute such amount (in addition to OWNER’S Portion) for the HVAC units in accordance with the provisions of Section 45B hereof, and OWNER shall have no obligation to perform the work set forth in Section 42A(1) hereof.

46.	Non-Disturbance:

OWNER shall obtain a subordination, non-disturbance and attornment agreement in favor of TENANT from OWNER’S existing lender, in the form annexed hereto as Exhibit B, within thirty (30) days after full execution hereof, in the absence of which TENANT may terminate this lease and receive immediate and full refund of any prepayment in rent made by Tenant. OWNER hereby represents that such lender is the sole holder of a mortgage affecting the building and land on which it is located and that OWNER holds fee title to the building and the land on which it is located. With respect to any mortgages, deeds of trust or other liens or any superior leases which hereafter affect the building or the land upon which it is situated, OWNER shall, as a condition of any obligation of TENANT to subordinate thereto, secure and deliver to TENANT, in recordable form, a similar non-disturbance agreement whereby the holder of any such encumbrance or the lessor of any such superior lease agrees to recognize all of TENANT’S rights under this lease.

47.	Right of First Offer to Lease:

Tenant shall have a right of first offer to lease the entire eighth floor, and only the entire eighth floor (the “First Offer Space”). The current tenant’s lease expires May 31, 2010. Provided TENANT is not in default beyond the expiration of any applicable grace and notice period, OWNER will offer TENANT before May 31, 2009 (but not before June 30, 2008) a right of first offer (“Right of First Offer”) described below. If TENANT accepts, TENANT shall be irrevocably bound.

The Right of First Offer can only be exercised in accordance with, and subject to, the following terms and conditions:

A) OWNER shall notify TENANT in writing before May 31, 2009 (but not before June 30, 2008) that TENANT may lease the First Offer Space. OWNER’S notice will include:

1) the approximate date on which the First Offer Space will become available for occupancy by TENANT;

2) the improvements, if any, OWNER is willing to make to the First Offer Space.

3) the number of months of free rent, if any, OWNER will offer with respect to a lease of the First Offer Space.

4) the base rent at which OWNER will lease the First Offer Space to TENANT.

5) any other relevant terms OWNER would include in a lease to TENANT of the First Offer Space.

B) Within ten (10) business days after TENANT’S receipt of OWNER’S notice, TENANT shall exercise the Right of First Offer, or lose it irretrievably. If TENANT timely exercises the Right of First Offer, then the leasing of the First Offer Space will be on the same terms and conditions as this lease for a term co-terminous herewith except for any specific terms contained in OWNER’S notice above, and:

1) TENANT’S obligation to pay base rent and additional rent for the First Offer Space will commence on the date such space is delivered to TENANT for its exclusive use, except as provided in OWNER’S offer notice.

2) OWNER will deliver and TENANT will accept the First Offer Space in its then existing condition, on an “as is” basis except as provided in OWNER’S offer notice. TENANT will not be entitled to receive any contribution or allowance from OWNER for improvement of the First Offer Space, except as provided in OWNER’S offer notice.

C) If TENANT does not timely exercise the Right of First Offer for the First Offer Space strictly in accordance with this Section, time being of the essence, the Right of First Offer will cease to exist for the First Offer Space and OWNER shall be free to lease the First Offer Space on such terms that have a net effective base rent equal to at least 90 percent of what was offered to TENANT in OWNER’S offer notice (otherwise OWNER must reoffer such space to TENANT in accordance with the foregoing provisions hereof prior to leasing such First Offer Space to a third party but TENANT shall only have 5 business days to accept any new offer).

D) TENANT may not assign its Right of First Offer to any sublessee of the premises, or to any other person other than an assignee of this lease; however, if TENANT has exercised the Right of First Offer and has leased the First Offer Space, then TENANT’S right to sublease the First Offer Space, or to assign its rights under the Lease to the First Offer Space, will be subject to Article 80.

E) Upon inclusion of the First Offer Space, all references in this lease to the “premises” or the “demised premises” shall be deemed to include the First Offer Space.

48.	Option to Extend at Market Rent:

A) Option Period. Provided TENANT is not in default under this lease at the time of exercise beyond the expiration of any applicable grace and notice period, and TENANT (together with any Permitted Transferees, as hereinafter defined) has possession of at least 85 percent of the premises, TENANT will have the option to extend the term for one additional period of five (5) years (the “Option Period”) on the same terms, covenants, and conditions of this lease, except that the base rent during the Option Period will be determined pursuant to Section 48 (B). TENANT may only exercise its option (if at all) by giving OWNER written notice of the exercise of such opinion (the “Option Notice”) at least twelve (12) months but not more than fifteen (15) months prior to the expiration of the initial term, winch exercise shall be irrevocable.

B) The base rent during the Option Period will be determined as follows:

1) OWNER and TENANT will have fifteen (15) days after OWNER receives the Option Notice within which to agree on the base rent for the Option Period. If they agree on the base rent within such fifteen (15) day period, they will amend this lease by stating the base rent for the Option Period.

2) If they are unable to agree on the base rent for the Option Period within such fifteen (15) day period, then, the base rent for the Option Period will be the then-fair market rental value of the premises as determined in accordance with Section 48(B)(4) and the periodic rental increases will be consistent with current market standards for rent increases at that time, in amounts and at frequencies determined by the appraisers pursuant to Section 48(B)(4).

3) The “then-fair market rental value of the Premises” means what a landlord under no compulsion to lease the premises and a tenant under no compulsion to lease the premises would determine as rents (including base rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this lease, the quality, size, design and location of the premises, and the rent for comparable buildings located in the vicinity of 11 West 19th Street and that all of the provisions of this lease including Section 52 would be applicable during the Option Period other than Section 41, 45, 47 and 48 and Sections 42(A), 42(G), 43(A) and 43(C) and the first sentence of 44(A), which shall not apply.

4) Within ten (10) days after the expiration of such fifteen (15) day period, OWNER and TENANT will each appoint a real estate broker with at least ten (10) years’ full-time commercial brokerage experience in the area in which the premises are located to appraise the then-fair market rental value of the premises. If either OWNER or TENANT does not appoint a broker within ten (10) days after the other has given notice of the name of its broker, the single broker appointed will be the sole broker and will set the then-fair market rental value of the premises. If two (2) brokers are appointed pursuant to this Section 48(B)(4), they will meet promptly and attempt to set the then-fair market rental value of the premises. If they are unable to agree within thirty (30) days after the second broker has been appointed, they will attempt to select a third broker meeting the qualifications stated in this Section 48(B)(4)within ten (10) days after the last day the two (2) brokers are given to set the then-fair market rental value of the premises. If they are unable to agree on the third broker, either OWNER or TENANT, by giving ten (10) days’ prior notice to the other, can apply to the then-presiding judge of the Supreme Court sitting in New York County for the selection of a third broker who meets the qualifications stated in this paragraph. OWNER and TENANT each will bear one-half of the cost of appointing the third broker and of paying the third broker’s fee. The third broker must be a person who has not acted in any capacity for either OWNER or TENANT during the prior five (5) years.

Within thirty (30) days after the selection of the third broker, a majority of the brokers will set the then-fair market rental value of the Premises. If a majority of the brokers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third broker, the three (3) appraisals will be averaged and the average will be the then-fair market rental value of the Premises. Both parties will be bound by the above process.

5) During the Option Period, if the Option Notice has been timely sent, this lease shall remain in full force and effect except that (i) the base rent shall be as agreed or determined pursuant to this Section 48, (ii) the provisions of Sections 42, 45, 47 and 48 shall not be applicable and (iii) all other provisions of this lease shall remain in full force and effect (including Section 52) without change. At the request of either party, the parties shall enter into a written agreement confirm the extension of the lease term and the terms and condition of such extension.

6) It shall be a condition of the effectiveness of TENANT’S extension of the term for the Option Period that prior to the commencement of the extended term OWNER shall have received a written ratification of the guaranty of Alliance Data Systems Corporation, in form reasonably acceptable to OWNER.

49.	Guaranty:

It is a condition of the effectiveness of this lease that Alliance Data Systems Corporation shall have executed and delivered to OWNER a guaranty of this lease in the form of Exhibit C hereto (the “Guaranty”)-

50.	INTENTIONALLY OMITTED

51.	Maintenance, cleaning etc.

A) OWNER shall not be obligated to provide any maintenance, cleaning or rubbish removal services with respect to the demised premises except as expressly provided herein. TENANT shall maintain the demised premises in good repair. TENANT may, at it own cost and expense, employ a cleaning contractor to clean and remove all rubbish and refuse from the demised premises (including carting the same from the building). However, it is further understood and agreed that unless TENANT has its own employees clean the demised premises as described above, TENANT shall engage contractors approved by OWNER (which approval shall not be unreasonably withheld or delayed regardless of whether it is a union contractor) for its cleaning and carting. TENANT agrees not to employ any person or firm for cleaning or other services in the demised premises (i) without OWNER’S prior written consent, such consent not to be unreasonably withheld, or delayed or (ii) the employment of such person or firm would cause any labor disharmony as further provided in Section 54(B) hereof.

B) Notwithstanding anything in this Lease to the contrary, OWNER shall not be obligated to maintain the demised premises or any of the electrical systems therein when caused by TENANT’S over capacity or misuse or to maintain ventilation fixtures located therein, including, without limitation, lighting fixtures and the bulbs therefor.

52.	Additional Rent: (Real Estate Tax Escalation)

In the event that the Real Estate Taxes, as hereinafter defined, for any year of the term after the fiscal year 2007/2008 (July 1, 2007—June 30, 2008) be in excess of the Real Estate Taxes for the fiscal year 2007/2008 (July 1, 2007—June 30, 2008) (the “base tax year”), TENANT shall pay to OWNER as additional rent an amount equal to 18.2% (“TENANT’S Share”) of such excess, if any. TENANT’S share shall be equitably reduced to the extent that the square footage of the building increases during the term. Such amounts shall be payable within thirty (30) days of an invoice therefor, which invoice shall be accompanied by a copy of the tax bill, but in no event earlier than thirty (30) days prior to the date payment is required to be made to the taxing authority. The submission of a duplicate original tax bill of the OWNER shall be deemed conclusive evidence of the amount of the Real Estate Taxes for each year. “Real Estate Taxes” for the purposes hereof shall mean (a) all real estate taxes, assessments, sewer rents and water charges and governmental levies and taxes, assessed, levied or imposed upon all or any part of the building or the parcel of land on which the building is located including, without limitation, any business improvement district taxes, charges or assessments and any tax measured by or payable with respect to rent, and (b) any expenses incurred by OWNER in contesting any of the foregoing or the assessed valuations of all or any part of such land or building, or collecting any refund. Real Estate Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on or payable by OWNER or interest or penalties imposed on OWNER for late payment of Real Estate Taxes. If, due to a change in the method of taxation, a new or additional tax, however designated, shall be levied against OWNER and/or such land or building, in addition to or in substitution, in whole or in part, for any tax which would otherwise constitute “Real Estate Taxes”, or in lieu of additional Real Estate Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Real Estate Taxes”.

If OWNER should incur any expense in connection with OWNER’S endeavoring to reduce or prevent an increase in assessed valuation (which is not duplicative of any expenses previously included in Real Estate Taxes), TENANT shall be obligated to pay as additional rent the amount computed by multiplying the TENANT’S Share times such expense of OWNER, and such amount shall be due and payable within thirty (30) days of demand by OWNER and collectible in the same manner as basic rent. TENANT shall receive credit for any tax refund or reduction within thirty (30) days of receipt. All obligations and rights under this Article 52 shall survive the expiration or earlier termination of this lease.

If the Real Estate Taxes for the base tax year shall be reduced as a result of a proceeding brought by OWNER then, for the purposes of this Article, Real Estate Taxes for the base tax year shall be deemed to be their value following such reduction.

53.	Brokers:

Each party warrants and represents to the other that it has had no dealings with any broker or agent except Kaufman/Adler Realty, CB Richard Ellis and Trammel Crow Company (“Named Brokers”) and John Boyle who was previously with CB Richard Ellis and Trammel Crow Company, in connection with this lease and covenants and agrees to hold harmless and indemnify the other from and against any and all costs and expenses or liability for any compensation, commissions, fees and charges claimed by any other broker or an agent with respect to this lease or the negotiation thereof arising out of such party’s acts. The obligations of the parties contained in this Article shall survive the expiration or earlier termination of this lease. OWNER shall be responsible for any brokerage fee, or commission due the Named Brokers.

54.	Alterations:

Notwithstanding anything to the contrary herein, it is understood and agreed that this Article 54 shall not apply to the Design Build Program.

In addition to the requirements of Article 3:

A) TENANT, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of any alterations made by TENANT in and to the demised premises (“TENANT’S Changes”) and for final approval thereof upon completion, and shall cause TENANT’S Changes to be performed in compliance therewith and with all applicable laws and requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the building . Further, OWNER may designate a supervising engineer at the expense of TENANT to review plans for any TENANT’S Changes to assure compliance with all applicable legal and safety requirements provided such expense is reasonable and competitive and represents the actual out-of-pocket costs paid or payable by OWNER for such plan review. TENANT’S Changes shall be performed in such manner as not to unreasonably interfere with and not to impose any material additional expense upon OWNER in the maintenance or operation of the building. Throughout the performance of TENANT’S Changes, TENANT, at its expense, shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance, under which OWNER and its agents shall be named as additional insureds, in such limits as OWNER may reasonably prescribe, with insurers reasonably satisfactory to OWNER. TENANT shall furnish OWNER, on request, with satisfactory evidence that such insurance is in effect at or before the commencement of TENANT’S Changes and, at reasonable intervals thereafter during the continuance of TENANT’S Changes. Except as otherwise expressly provided herein, the provisions of Article 3 shall apply to all of TENANT’S Changes made hereunder. TENANT shall not permit, other than with respect to trade fixtures or equipment, to the reservation of any title to or a security interest in such goods by any conditional vendor. All electrical and plumbing work in connection with TENANT’S Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction.

B) TENANT agrees that the exercise of its rights pursuant to the provisions of this Article or Article 51 shall not be done in a manner, which would create any work stoppage, picketing, or labor disruption or violate any union contracts affecting the land and/or building nor unreasonable interference with the business of OWNER or any lessee or occupant of the building. In the event of the occurrence of any condition described above arising from the exercise by TENANT of its rights pursuant to the provisions of this Article or Article 51, TENANT shall, immediately upon notice from OWNER, cease the manner of exercise of such rights giving rise to such conditions. In the event TENANT fails to cease such manner of exercise of its rights as aforesaid, OWNER, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction upon notice hand delivered to TENANT.

C) TENANT, at its expense, and with due diligence and dispatch, shall within thirty (30) days after notice from OWNER procure the cancellation or discharge of all notices of violation arising from or otherwise connected with TENANT’S Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Provided OWNER shall give TENANT notice thereof, TENANT shall defend, indemnify and save harmless OWNER against any and all mechanic’s and other liens filed in connection with TENANT’S Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the demised premises and against all costs, expenses and liabilities incurred in connection with any such lien, security deposit, conditional sale or chattel mortgage or any action or proceeding brought thereon. TENANT, at its expense, shall procure the satisfaction or discharge of all such liens by bonding or otherwise within ten (10) business days after receiving notice of the filing of any such lien. Notice is hereby given that TENANT has no power, authority or right to do any act or make any contract which may create or be the foundation for any lien upon the fee or leasehold estate of the OWNER in the demised premises or upon the land or building of winch they are a part or the improvements now or hereafter erected upon the demised premises or the land or the building of which they are a part. If TENANT shall fail to procure the satisfaction or discharge of all liens as hereinabove provided, OWNER may pay the amount of such lien or discharge the same by deposit or by bond or in any manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with expenses incurred by the OWNER, (including all attorney’s fees and disbursements incurred in and the defense of any such action, bonding or other proceeding) shall be payable by TENANT as additional rent hereunder.

D) All alterations, additions or improvements to the demised premises, including those installed by and at the expense of TENANT, in accordance with the terms of Articles 3, 42 and 54 hereof, shall become the property of OWNER at the expiration of this lease, except all furnishings, equipment, trade fixtures and all moveable items.

E) Notwithstanding anything to the contrary in this lease, TENANT may, upon notice to OWNER, make non-structural alterations which do not adversely affect building systems (including without limitation, windows) not to exceed a cost of $100,000 in the aggregate, for any particular project provided that all other requirements of this Article and Article 3 are first met.

55.	Insurance:

A) TENANT shall provide, prior to entry upon the demised premises, and maintain throughout the term of this lease, at its own cost, and with companies rated not less than A/VII by A.M. Best Company, Inc., or its successor and authorized to do business in the State of New York

1) General Liability insurance in an amount not less than $5,000,000.00 combined single limit for bodily injury, personal injury and property damage arising out of any one occurrence, protecting OWNER and TENANT, as their interests may appear, which insurance shall be written on an occurrence basis and name as an additional insured OWNER and any other parties having an insurable interest who have been designated by OWNER to TENANT in writing. OWNER shall also be named as an additional insured under any excess liability policy maintained by TENANT.

2) Workers’ compensation insurance covering all persons employed by TENANT or by its representatives in connection with work performed by or for TENANT.

3) “Special Form” fire insurance covering all personal property, including plate glass (if applicable), equipment, fixtures owned, rented, leased, installed or brought in, on or about the demised premises by TENANT. TENANT shall procure a clause in, or endorsement on, each of their policies for fire or extended coverage insurance covering the demised premises or personal property, including plate glass(if applicable) , fixtures or equipment located thereon, pursuant to which the insurance company waives subrogation or consents to a waiver of right or recovery against OWNER.

TENANT agrees not to make claims against or seek to recover from OWNER for loss or damage to its property or property of others covered by such insurance.

All of TENANT’S insurance shall be in a form reasonably satisfactory to OWNER and shall provide that it shall not be canceled, terminated or changed except after 30 days’ written notice to OWNER. Certificates of such policies (with evidence of payment of the premium) shall be deposited with OWNER prior to the day such insurance is required to be in force and upon y renewals, at least thirty (30) days prior to the expiration of the term of coverage. OWNER shall have the right from time to time during the term, to require that TENANT increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types generally required of TENANT’S in comparable situations. The minimum limits of liability insurance required herein shall in no way limit or diminish TENANT’S liability.

B) TENANT shall not commit or permit anything to be done in, to or about the demised premises, contrary to law, or which will invalidate or be in conflict with the insurance policies carried by OWNER or by others for OWNER benefit, or do or permit anything to be done, or keep, or permit anything to be kept, in the demised premises, which (i) could result in termination of any of such policies, (ii) could adversely affect OWNER’S right of recovery under any such policies, (iii) could subject OWNER to any liability or responsibility to any person, or (iv) would result in reputable and independent insurance companies refusing to insure the building or property of OWNER therein in amounts satisfactory to its mortgagees. If any such action by TENANT, or any failure by TENANT to comply with the requirements of insurance bodies or to perform TENANTS obligations hereunder, or any particular use of the demised premises by TENANT shall result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies, OWNER shall promptly notify TENANT and if TENANT shall not promptly cease such activity, TENANT shall indemnify, defend and hold OWNER harmless against all losses, costs, expenses and liabilities, including, but not limited to, any loss which would have been covered by such insurance and the resulting additional premiums paid or payable by OWNER. TENANT shall make such reimbursement within thirty (30) days after receipt of notice and evidence from OWNER that such additional premiums have been paid, without limiting OWNER’S rights otherwise provided in this lease.

C) INDEMNIFICATION BY TENANT: TENANT covenants and agrees that TENANT at all times will indemnify and save, protect, defend and keep harmless OWNER of, from and against any and all liability, cost, damage, expense, reasonable attorneys’ fees, and fines whatsoever which may arise or be claimed against OWNER, by any person or persons for any loss, injury, damage or death to any person or property whatsoever, consequent upon or arising from or out of the business, operations, use or occupancy of the demised premises by TENANT, TENANT’S agents, employees or servants or arising from or in connection with any other act or omission of TENANT except to the extent arising out of the negligence or willful misconduct of OWNER or its agents or employees. TENANT further covenants and agrees that in the event any suit or proceeding shall be brought against OWNER as a result of any loss, damage, injury or death as a foresaid, TENANT will defend such suit or proceeding and will pay any judgments against the OWNER, including reasonable attorney’s fees, costs, fines and expenses of the OWNER.

D) INDEMNIFICATION BY OWNER. To the fullest extent permitted by law but except (a) as otherwise expressly provided herein and (b) to the extent due to the negligence or willful misconduct of TENANT or its agents, employees and contractors, OWNER agrees to indemnify, save, protect, defend and keep harmless TENANT and its agents, employees and contractors of, from and against any and all liability, cost, damage, expense, reasonable attorneys’ fees, and fines whatsoever which may arise or be claimed against TENANT from (i) the negligence or willful misconduct of OWNER or OWNER’S agents, contractors, employees, licensees, (ii) any acts, omissions or negligence of OWNER or the contractors, agents, employees, or licensees thereof, in or about the building or (iii) injury or death to any person or damage to property of any person or entity on account of any acts, omissions or negligence of OWNER or the contractors, agents, employees, or licensees thereof occurring during the term of tins lease in the building.

E) INDEMNIFICATION PROCEDURE, hi case any action or proceeding is brought against either party by reason of any claim, (a) the indemnified party shall deliver to the indemnifying party prompt notice thereof (it being agreed that the indemnified party’s failure to promptly provide such notice shall in no event modify or limit the indemnifying party’s indemnification obligation hereunder except to the extent that the indemnifying party is materially prejudiced thereby (e.g., the denial of coverage as a result thereof by the insurance company of the indemnifying party), (b) the indemnifying party, upon notice from the indemnified party, will, at the indemnifying party’s expense, resist or defend such action or proceeding by counsel approved by the indemnified party in writing, such approval not to be unreasonably withheld (it being agreed that any counsel designated by the indemnifying party’s insurance company shall be deemed to be approved by the indemnified party), (c) the indemnified party, at the indemnifying party’s expense, shall reasonably cooperate with the indemnifying party in connection therewith (it being agreed that the indemnifying party shall have the right to control the defense of such claim) and (d) the indemnifying party shall not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

F) OWNER’S INSURANCE. OWNER, at its expenses, shall maintain throughout the term of this lease (with customary deductibles) (a) special form property insurance against loss or damage by fire or other casualty, in an amount equal to one hundred percent (100%) of the replacement value of the building and (b) a policy of commercial general liability insurance in an amount customarily earned by similarly situated owners of comparable office buildings in Manhattan. All insurance required to be maintained by OWNER hereunder may be effected pursuant to blanket policies covering other locations of OWNER or its affiliates, provided that such blanket policies (a) provide that the amount of insurance allocable to the building shall at all times not be less than the amounts set forth above, and that such amounts will not be reduced by any loss at any other location. Such insurance limits may be satisfied by excess policies.

56.	Certificate of Occupancy:

TENANT will at no time use or occupy the demised premises in violation of the certificate of occupancy issued for the building. OWNER represents that the permitted use as general offices is permissible under the current certificate of occupancy, but OWNER makes no representation as to future use of the demised premises, nor any representation that the Certificate of Occupancy will always allow the uses permitted TENANT. OWNER will not seek to change the Certificate of Occupancy so as to prohibit TENANT’S permitted use, and will maintain the certificate of occupancy so as to permit general office use.

57.	Signage:

TENANT, at its sole cost and expense, shall be authorized to install signage within the premises and in the 20th Street lobby in compliance with all applicable legal requirements.

TENANT, at its expense, shall also be permitted the non-exclusive right to install signage in the 19th Street lobby of the building, subject to OWNER’S approval of size, materials appearance and location, so long as TENANT and its Permitted Transferees have possession of at least two full floors in the building.

The location, size, color, material and manner of installation of TENANT’S lobby sign (19th Street lobby) shall be mutually agreed upon by OWNER and TENANT; provided, however, in no event shall such lobby sign be larger than two (2) feet by four (4) feet.

Flagpole: Upon the expiration date or earlier termination of the current Sam Flax lease in the building (expiration date of which is April 30, 2010), TENANT will be given the right to use the flagpole that is closest to the 20th Street lobby. The design and size of the flag which shall portray the name and/or logo of the principal permitted occupant of the demised premises will require OWNER’S prior approval, which approval shall not be unreasonably withheld or delayed. There are currently three (3) flagpoles outside the building on 20th Street. OWNER will not permit any other flagpoles on 20th Street during the term of this lease.

Legal Requirements: All rights granted to TENANT under this Article are subject to compliance, at TENANT’S sole cost and expense, with all applicable legal requirements which may include obtaining the approval of the Landmarks Preservation Commission. OWNER agrees to cooperate with TENANT in obtaining any necessary approvals.

58.	Limitation of Liability:

TENANT shall look only to OWNER’S estate and property in the building and the land and the proceeds of any condemnation award or fire insurance proceeds and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of TENANT’S remedies for the collection of a judgment (or other judicial process) requiring the payment of money by OWNER in the event of any default or liability by OWNER hereunder, and no other property or assets of OWNER and no property of any officer, member, employee, director, shareholder, partner or principal of OWNER shall be subject to levy, execution or other enforcement procedure for the satisfaction of TENANT’S remedies under or with respect to this lease, the relationship of OWNER and TENANT hereunder or TENANT’S use or occupancy of the demised premises. Anything to the contrary notwithstanding, nothing herein shall be construed to allow TENANT to withhold rent for any reason whatsoever, except as herein provided.

59.	Curing TENANT’S Defaults, Additional Rent:

A) Anything to the contrary contained in this lease notwithstanding, if TENANT shall default in the performance of any of TENANT’S obligations under this lease, OWNER, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of TENANT, without notice in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) business days from the date OWNER gives TENANT notice of intention to do so, or (ii) the applicable grace period provided in paragraph 17 or elsewhere in this lease for cure of such default, whichever occurs later.

B) Bills for any reasonable expenses incurred by OWNER in connection with any such performance by it for the account of TENANT, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees, involved in collecting or endeavoring to collect the base rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against TENANT, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement including but not limited to, reasonable attorneys’ fees involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by OWNER or at TENANT’S request, may be sent by OWNER to TENANT monthly, or immediately, at OWNER’S option, and shall be due and payable by TENANT in accordance with the terms of such bills but no later than 10 days after giving notice of such bills.

60.	Late Charge:

If any payment owed to OWNER from TENANT under this lease is late and remains unpaid for more than five (5) days after the date when due, then a late charge shall become due and owing to OWNER with respect to such late payment equal to two (2) cents of each dollar of the amount due for each month, or part thereof, of lateness in addition to any other amounts due and such amount shall constitute additional rent hereunder.

61.	Conditional Limitations:

A) If any one or more of the following events (“Events of Default”) shall happen:

1) If TENANT shall fail to make any payment of base rent owed under this lease when due and payable and such payment has not been made within ten (10) days after notice thereof from OWNER to TENANT of non-payment;

2) If TENANT shall fail to make any payment of additional rent owed under this Lease when due and payable and such payment is not made within ten (10) days after notice thereof from OWNER to TENANT;

3) If TENANT shall fail to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease other than those referred to in the foregoing sub-paragraphs 1 or 2 of this Section and such failure shall continue for a period of thirty (30) days after notice thereof from OWNER to TENANT, or in the case of a default or a contingency which cannot with due diligence be cured within such period of thirty (30) days, if TENANT shall fail to commence to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of TENANT within which to cure the same shall be extended for such period as may be necessary to complete the same with due diligence);

Then and in any such event OWNER, at any time thereafter, may give written notice to TENANT specifying such event(s) of default and stating that this lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least seven (7) days after the giving of such notice, and upon the date specified in such notice this lease and the term hereby demised and all rights of TENANT under this lease shall expire and terminate as fully and completely as if said date were the date herein originally fixed for the expiration of this lease;

B) Upon any termination of this lease pursuant to paragraph A of this Section, or any termination by summary proceedings or otherwise, TENANT shall quit and peacefully surrender the premises to OWNER, without any payment therefor by OWNER, and OWNER, upon or at any time after any such termination may, without further notice, enter upon and re-enter the premises and possess and re-possess itself thereof, summary proceedings, ejectment or as otherwise permitted by law, and may dispossess TENANT and remove TENANT and all other persons and property from the premises and may have, hold and enjoy the premises and the right to receive all rental income of and from the same.

C) After any termination pursuant to paragraph A of this Section, or any termination by summary proceedings or otherwise, (a) all sums payable by TENANT hereunder up to the time of such termination shall become due thereupon and be paid, (b) at OWNER’S option, either (i) there shall immediately become due from TENANT or the legal representatives of TENANT the aggregate amount of base rent and additional rent which would have been payable by TENANT for the period commencing with such termination and ending on the originally fixed expiration date of the lease, less the fair rental value of the demised premises for such period, such difference being discounted to present value at a commercially reasonable interest rate, or (ii) TENANT may sue for the base rent and the additional as it comes due or would have come due had this lease not been terminated and, in either case, OWNER shall be entitled to receive from TENANT all costs and expenses of putting the property in good order, or for preparing the same for re-rental, plus reasonable attorneys’ fees and costs and disbursements for the collection of such amount which amount plus such reasonable attorneys’ and brokerage fees, costs and disbursements shall constitute additional rent.

62.	Holdover:

If the demised premises are not surrendered and vacated as and at the time required by this lease whether it be a natural expiration or an expiration due to default (time being of the essence), TENANT shall be liable to OWNER for (a) only to the extent such holding over exceeds sixty (60) days, all losses, costs, liabilities and damages which OWNER may incur by reason thereof, including without limitation, reasonable attorneys’ fees and disbursements, and TENANT shall indemnify, defend and hold harmless OWNER against all claims made by any succeeding tenants against OWNER or otherwise arising out of or resulting from the failure of TENANT to timely surrender and vacate the demised premises ha accordance with the provisions of this lease within such 60-day period, and (b) per diem use and occupancy with respect to the demised premises equal to two times the base rent and additional rent payable under this Lease for the last year of the term of this lease (which amount OWNER and TENANT presently agree is the minimum to which OWNER would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances and is not a penalty), hi no event, however, shall this Article be construed as permitting TENANT to hold over in possession of the demised premises after the expiration or termination of the term of this Lease.

63.	Certificates:

TENANT agrees that from time to time, within thirty (30) days after OWNER’S written request, TENANT will execute, acknowledge and deliver to OWNER a statement certifying to such reasonable information regarding this lease as OWNER may request, including, without limitation, the commencement and expiration dates of the term, that this lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which base rent, additional rent and all other sums due hereunder from TENANT have been paid in advance, if any, and stating whether or not to the knowledge of the signer of such certificate OWNER is in default under this lease, and if so, specifying each such default of which the signer has knowledge. The foregoing shall not limit any other rights and remedies available to OWNER for breach of this Article.

64.	Laws Governing:

This agreement shall be governed and construed in accordance with the laws of New York State, except for the provisions relating to choice of law, applicable to agreements made and/or to be performed wholly within said state and the parties hereto submit to the jurisdiction of the state and federal courts located in New York with respect to any action or proceedings which may arise under this lease and to accept service of process effective via the mailing, by registered or certified mail, return receipt requested, of any summons, writ or order of any such court to the addresses set forth herein, provided reasonable notice and/or time to appear are allowed therein. The parties also hereby waive any claim that the state and federal courts located in New York are inconvenient forums.

65.	Severability:

Any provision of this lease that is not enforceable under the laws of the United States or the State of New York shall be construed to be severable from the other provisions of this lease without affecting the enforceability of the remaining provisions.

66.	Force Majeure:

OWNER shall not be deemed in default in the performance of any obligation or undertaking provided herein in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of OWNER. Notwithstanding anything to the contrary set forth in this lease, if at any time, the premises lack (or receives grossly inadequate provision of) any essential services or utilities to be provided or arranged by OWNER, including, without limitation, heat, water (for sprinkler or lavatory purposes), electricity, elevator service to the premises from any elevator bank or OWNER in exercising its rights under Article 81 hereof unreasonably interferes with TENANT’S ability to use the premises or OWNER fails to perform the obligations recited in Article 4 of this lease, in each case, to such an extent that TENANT is unable to operate its business in the premises in substantially the same manner as TENANT conducted its business prior to such event, for any reason other than a casualty covered by Article 9 of this lease, and such lack, inadequacy or failure continues to substantially the same extent for ten (10) consecutive business days or twenty (20) business days in any twelve (12) month period, then rent shall abate proportionately to the extent the premises are untenantable by reason thereof. If the lack, inadequacy or failure continues to substantially the same extent for a period in excess of forty-five (45) days during any twelve (12) month period, then TENANT shall have the right to terminate this lease by giving OWNER ten (10) days’ written notice within five (5) business days of the end of such forty-five (45) day period, and unless such service is restored within such ten (10) day period, this lease shall terminate as of the tenth (10th) day after such notice. This article shall not apply to events giving rise to TENANT’S rights under Article 45 hereof.

67.	Additional Rent:

All sums whatsoever not included within base rent or additional rent and payable by TENANT under this lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this lease except as otherwise provided herein. Except for payment of base rent and estimated electricity payments, amounts invoiced hereunder shall be due thirty (30) days after invoice. All sums in arrears under this lease will bear interest at 2% per annum over the prime interest rate as reasonably determined by OWNER, but the foregoing shall in no way limit any claim for damages or any other rights and remedies available to OWNER for any breach or default by TENANT. TENANT’S obligations under this lease will survive the expiration or sooner termination of the term.

68.	OWNER’S Fees:

If TENANT or (with TENANT’S authorization) any subtenant requests OWNER’S consent or approval to alterations, subletting or any other matter or tiling requiring OWNER’S consent or approval under this lease, and if in connection with such request OWNER seeks the advice of its attorneys, architect and/or engineer, then OWNER, as a condition precedent to granting its consent or approval, may require (in addition to any other reasonable requirements of OWNER in connection with such request) that TENANT pay the reasonable fee of OWNER’S attorneys, architect and/or engineer in preparation of any documents pertaining thereto. At TENANT’S request, OWNER shall estimate in advance the amount of any such fees.

69.	Intentionally Omitted

70.	Additional Rent:

Whenever in this lease any sum, amount, item or charge shall be designated or considered as additional rent, OWNER shall have the rights and remedies for the non-payment thereof as OWNER would have for the non-payment of the base rent herein stipulated and provided for to be paid by TENANT.

71.	Air-Conditioning:

Unless TENANT elects otherwise in accordance with the provisions of Section 45E hereof, OWNER shall deliver the new air-conditioning unit(s) to the demised premises in accordance with Section 42A(1) hereof, which air-conditioning unit(s) are and shall be the property of OWNER and may be used by TENANT during its occupancy of the demised premises. OWNER will assign to TENANT any and all warranties delivered to OWNER for such units. It is understood and agreed that TENANT will execute and comply with all laws, rules, orders, ordinances and regulations of any governmental and quasi-governmental bureaus and departments having jurisdiction thereover and of the Insurance Services Organization in connection with the maintenance of such units. Any capital expenditures required to be made in connection with the repair or replacement of such units shall be paid for by OWNER and TENANT in the same manner as capital expenditures made pursuant to Section 43(B) hereof.

TENANT covenants and agrees to carry liability insurance and water damage legal liability insurance with respect to said air-conditioning unit(s) throughout the term of this lease.

TENANT further covenants and agrees that at the end or other expiration of the term, said air-conditioning unit(s) shall remain the property of OWNER and may not be removed by TENANT.

TENANT shall maintain an air-conditioning service contract with an air-conditioning service company approved by OWNER for the term of this lease. Copies of said current contract must be submitted to OWNER on an annual basis.

Any and all central air-conditioning unit(s) including duct work and window air-conditioning unit(s) installed by TENANT or OWNER, shall become the property of OWNER and may not be removed unless OWNER grants specific permission to TENANT to remove said central air-conditioning unit(s) or window air conditioning unit(s).

72.	Plate Glass.

OWNER shall replace, at the request and expense of TENANT, any and all plate glass outside the 20th Street elevator lobby.

73.	Rent Restrictions.

If at the commencement of, or at any time during the term of this lease, the rent reserved in this lease is not fully collectible by reason of any legal requirement, TENANT agrees to take such steps as OWNER may reasonably request at no cost to TENANT to permit OWNER to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restrictions (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, TENANT shall pay to OWNER, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this lease but for such legal rent restrictions less; (b) the rents paid by TENANT to OWNER during the period such legal rent restriction was in effect.

74.	Rules of Construction:

There shall be no presumption of construction against the drafter of this lease. It is agreed that this lease is a product of extensive negotiations between the parties.

75.	Miscellaneous:

It is hereby stipulated and agreed as follows:

A) Except as otherwise provided herein time shall be of the essence as to all of TENANT’S obligations to make payment or obligation not to holdover under the lease between the parties.

B) hi the event OWNER commences an action or proceeding against TENANT, TENANT agrees that it will accept service by certified mail, return receipt requested, and that this will be sufficient service to obtain personal jurisdiction over TENANT.

76.	Headings:

The headings herein are for ease of reference only and shall not be used to construe or in any way define or limit the provisions hereof.

77.	Sublease, Assignments, etc.:

A) Except as provided in this Article, TENANT shall not, by operation of law or otherwise, assign, mortgage or encumber this lease, nor sublet nor permit the demised premises or any part thereof to be used by any person or entity other than TENANT.

B) Notwithstanding the foregoing, TENANT shall have the right to assign this lease in its entirety or to sublease all or any portion of the premises or permit the use thereof without the consent of, but upon notice to, OWNER to any of the following: (a) any entity resulting from a merger or consolidation with TENANT, (b) any entity acquiring the business and assets of TENANT, or (c) any entity (controlled by, controlling or under common control with TENANT (each a “Permitted Transferee”).

C) Provided TENANT is not in default beyond the expiration of any applicable notice or grace period, TENANT shall also have the right at any time to assign all or to sublease all or a portion of the premises to any unrelated entities with OWNER’S consent, which will not be unreasonably withheld, conditioned or delayed. OWNER shall grant or withhold its consent within thirty (30) days of receiving TENANT’S request for such consent, and will provide an explanation if OWNER withholds its consent.

Any attempted assignment or subletting made contrary to the provisions of this Article shall be null and void. No consent by OWNER to any assignment or subletting shall in any manner be considered to relieve TENANT from obtaining OWNER’S express written consent to any further assignment or subletting.

D) In connection with the granting of such consent, OWNER shall have the right to require that:

1) TENANT submit to OWNER business references of the prospective assignee or subtenant, which OWNER reasonably deems satisfactory under the circumstances;

2) The proposed assignee or subtenant has a financial worth which is sufficient, in OWNER’S reasonable judgment, to meet the obligations being undertaken.

3) Any assignment or subletting must be effected pursuant to a written instrument in form reasonably satisfactory to OWNER and a duplicate original thereof be delivered to OWNER within five (5) days following the date of its execution.

4) hi the event of an assignment, the assignee shall agree in writing to assume all of the terms, covenants and conditions of this lease on TENANT’S part to be performed from and after the effective date of the assignment, and a duplicate original thereof shall be delivered to OWNER within five (5) days following the date of its execution.

5) The liability of TENANT hereunder, and the liability of any assignee of this lease, shall survive any assignment and such liability shall be unaffected by any extensions of time which OWNER may grant to any assignee for the payment of any base rent, additional rent or other charges due hereunder, or for the performance of any other term, covenant or condition of this lease.

6) OWNER shall be entitled to 50% of the net profits resulting from any sublease to any third party other than a Permitted Transferee after first deducting TENANT’S costs which shall include work allowances, free rent, brokerage commissions and legal fees, marketing costs and, in the case where TENANT either grants possession of, leases or sells TENANT’S leasehold improvements, TENANT’S then unamortized or undepreciated costs of TENANT’S leasehold improvements.

E) In the event that TENANT desires to assign this lease or sublease more than seventy-five percent (75%) of each floor of the premises to any entity other than a Permitted Transferee for all or substantially all of the remainder of the term, TENANT shall notify OWNER in writing of the same specifying the proposed effective date (“Effective Date”) of the proposed sublease or assignment (“Tenant’s Proposed Transaction Notice”). Within thirty (30) days of receipt of Tenant’s Proposed Transaction Notice, OWNER shall have the right, upon written notice to TENANT (a “Recapture Notice”) to elect to terminate this lease and release TENANT from its obligations hereunder arising after the date of termination. If OWNER so exercises its right to terminate, this lease shall be deemed terminated effective as of the proposed Effective Date in Tenant’s Proposed Transaction Notice. If OWNER notifies TENANT that it does not desire to terminate this lease as described above within such thirty (30) day period set forth above, or if OWNER fails to deliver a Recapture Notice to TENANT within such thirty (30) day period, it shall be deemed that OWNER has waived all rights to terminate this lease hereunder for a period of one (1) year following such thirty (30) day period, and during such one year period TENANT shall be free to enter into any sublease or assignment transaction with any third party subject only to obtaining OWNER’S prior written consent as provided above to the extent requested above and complying with other applicable provisions of this Article.

F) Nothing contained in this Article shall be construed as permitting an assignment or a subletting for any use other than the use expressly permitted under the terms of this lease.

G) If consent to an assignment or subletting for any use other than as permitted hereunder is requested, OWNER shall be the sole judge whether it wishes to give its consent on the terms outlined in sections A and B of this Article and the OWNER’S judgment shall be final.

78.	Restoration of Premises:

TENANT shall have no obligation to restore the demised premises upon the expiration or earlier termination of this lease provided its installation is a normal office installation. OWNER will notify TENANT at the time of plan approval of alterations if there is any restoration obligation for specialty items. In no event shall TENANT be required to restore any part of the Design Build Program.

79.	Notices:

All notices hereunder to OWNER or TENANT shall be given in writing and mailed by certified or registered mail to the address set forth on the first page hereof for such party prior to commencement of the term, and thereafter to OWNER at such address and to TENANT at the Demised Premises or may be given by hand delivery or recognized national overnight courier. By notice given to the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party’s notices are thereafter to be addressed. Copies of all notices to OWNER shall be sent to:

Kaufman/Adler Realty

450 Seventh Avenue

New York, New York 10123

11 West 19th Street Associates, LLC

c/o Block Buildings LLC 499 Seventh

Avenue, 21st Floor South New York,

New York 10018

Copies of all notices to TENANT shall be sent to:

Laura Vosburgh Marshall

Senior Director, Facilities & Real Estate

Epsilon

601 Edgewater Drive

Mailstop 5/M06

Wakefield, MA 01880

Alliance Data Systems, Inc.

General Counsel 17655

Waterview Parkway Dallas,

TX 75252

All notices will be deemed given four (4) business days after mailing if mailed by U.S. mail, the next business day if sent by overnight carrier, or upon delivery, if personally delivered.

80.	Entire Agreement:

TENANT expressly acknowledges and agrees that OWNER has not made and is not making, and TENANT, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this lease, which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or referenced herein, made by the other.

81.	OWNER’S Right of Entry:

hi perforating or allowing others to perform any work in or around the building as permitted or required under this lease, except in emergencies, OWNER will not close any part of the premises or perform work at times or in a manner which would unreasonably interfere with TENANT’S use of or access to the premises if the work can reasonably be completed on weekends and after normal business hours (as set forth in Article 31). Notwithstanding anything to the contrary contained in this lease, in the exercise of any of the foregoing: (1) OWNER shall use reasonable efforts (but without obligation to employ overtime labor) not to unreasonably interfere with (i) TENANT’S use and occupancy of or its business operations in the premises and (ii) TENANT’S use of and access to and egress from the premises and the Building, including, without limitation, TENANT’S use of the building lobbies and (2) OWNER shall not act in any manner discriminatory to TENANT.

82.	Execution and Delivery:

It is understood and agreed that this lease is submitted to TENANT for signature on the express condition that it shall not constitute an offer by OWNER and shall not bind OWNER until executed by OWNER and delivered to TENANT.

83.	Casualty:

A) With respect to any rent abatements during restoration after casualty provided for in this lease, if a casualty affects more than fifty percent (50%) of the premises, or of any floor upon which the premises is located, or TENANT’S reasonable access to and from the premises, and TENANT elects not to use any of the premises or such floor, as the case may be there shall be a full abatement for the premises or such floor, as the case may be.

B) If OWNER has the right to terminate this lease due to a casualty to the building, OWNER’S right to terminate shall be subject to the condition precedent that OWNER terminate all other office leases of the building under which it has a similar right.

C) If all or any portion of the premises is damaged as a result of fire or other casualty, OWNER shall, with reasonable promptness, cause an architect or general contractor selected by OWNER to provide OWNER and TENANT with a written estimate of the amount of time required to substantially complete the repair and restoration of the premises, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the premises cannot be made tenantable within three hundred (300) days from the date of damage, then regardless of anything in this lease to the contrary, TENANT shall have the right to terminate this lease by giving written notice to OWNER of such election within thirty (30) days after receipt of the Completion Estimate.

D) With respect to any fire or casualty to the premises occurring within the last two years of the term which cannot be restored within ninety (90) days based upon the Completion Estimate, TENANT may terminate this lease as of the date of such damage upon giving written notice to OWNER within thirty (30) days after receipt of the Completion Estimate if (x) the premises cannot, in OWNER’S reasonable judgment, be restored within ninety (90) days from the date of such damage, or (y) the expiration date would occur within six (6) months from the date of completion. Notwithstanding the foregoing, in the event such damage affects a non-material portion of the premises, such that TENANT may continue to function in the remaining portion of the premises and such damage does not have a material impact on TENANT’S operations, TENANT may not terminate this lease so long as OWNER is completing the necessary repairs as expeditiously as possible, unless TENANT has the ability to terminate this lease pursuant to any other provisions hereof.

11 WEST 19th ASSOCIATES LLC

By:	Block Buildings LLC, Manager
TITLE:

EPSILON DATA MANAGEMENT LLC

By:	Alan M. Utay
TITLE:	Vice President and Secretary

STANDARD GUARANTY

GUARANTY (this “Guaranty”) made as of this 15th day of March , 2007 by ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (the “Guarantor”), with an address at 17655 Waterview Parkway, Dallas, TX 75252 to 11 WEST 19th ASSOCIATES LLC (the “Landlord”), with an address at 499 Seventh Avenue, Suite 21 South, New York, New York 10018.

WITNESSETH:

WHEREAS:

A. Landlord has been requested by EPSILON DATA MANAGEMENT LLC, having an address at 601 Edgewater Drive, Mailstop 5/M06, Wakefield, MA 01880 (“Tenant”), to enter into a Lease, dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, premises consisting of the entire 9th and 10th floors (together with any additional space which may be added to the premises in accordance with the Lease, as the same may hereafter be modified and amended), as said premises are more particularly described in the Lease, as the same may hereafter be modified and amended (the “Premises”), in the building known as 11 West 19th Street, New York, New York 10011 (the “Building”), for a term commencing as set forth in the Lease and expiring on the date set forth therein.

B. Guarantor owns, directly or indirectly, one hundred percent (100%) of the membership interests of Tenant, and will derive substantial benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless Guarantor guaranteed the obligations of Tenant under the Lease and posted any security deposit provided for therein and unless this Guaranty were delivered to Landlord contemporaneously with the execution and delivery of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined have the meanings ascribed to them in the Lease.

2. COVENANTS OF GUARANTOR.

a. Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all base rental and additional rent and all other sums and charges (including, without limitation, Landlord’s attorneys’ fees, disbursements and court costs) payable by Tenant under the Lease (the

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“Obligations”). If Tenant shall default under the Lease, Guarantor may, without notice or demand, promptly pay to Landlord when due all base rental and additional rent payable by Tenant under the Lease, together with all damages, costs and expenses (including, without limitation, Landlord’s attorneys’ fees, disbursements and court costs) to which Landlord is entitled pursuant to the Lease, hereunder or by law.

b. Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect base rental and additional rent and any other sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice to or demand of Guarantor under this Guaranty or otherwise, join Guarantor in any Action against Tenant in connection with or based upon the Lease or any of the Obligations and (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease or of any security held by Landlord under this Guaranty.

c. If Guarantor defaults in the payment of any of the Obligations, Guarantor will also pay to Landlord all of the costs and expenses of collection or of otherwise enforcing any of Landlord’s rights under this Guaranty, including attorneys’ fees, disbursements and court costs.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL AND JOINT AND SEVERAL

a. This Guaranty is an absolute and unconditional guaranty of payment, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of an Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, (except as expressly required by the terms of the Lease) or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance.

b. If the Lease is renewed, the premises demised thereunder expanded, or the Term extended for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease, as the same may hereafter be modified and amended, during any renewal, extension or holdover period.

c. This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of; (1) any modifications or amendments of the Lease, (2) any releases or discharges of Tenant (other than the full release and complete discharge of all of the

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Obligations), (3) any extensions of time that may be granted by Landlord to Tenant, (4) any assignment or transfer of all or any part of Tenant’s interest under the Lease, (5) any subletting of the Premises, (6) any changed or different use of the Premises, (7) any other dealings or matters occurring between Landlord and Tenant, (8) the taking by Landlord of any guaranty from other persons or entities, (9) the releasing by Landlord of any other guarantor, (10) Landlord’s release of any security provided under the Lease or this Guaranty, (11) Landlord’s failure to perfect any landlord’s lien or other security interest available under applicable law, (12) the assertion of or the failure by Landlord to assert against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, (13) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, (14) any, bankruptcy, insolvency, reorganization, receivership or trusteeship affecting Tenant or Tenant’s successors or assigns whether or not notice thereof is given to Guarantor, or (15) any other matter or thing whatsoever, whether or not specifically mentioned herein, other than full payment and performance of the Obligations. Guarantor hereby consents prospectively, to Landlord’s taking or entering into any or all of the foregoing actions.

d. With respect to the Obligations, the liability of Guarantor is coextensive with that of Tenant and also joint and several, and legal action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

4. WAIVER OF GUARANTOR.

a. Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of base rental and additional rent or other charges, or of any other defaults by Tenant in the payment of base rental and additional rent or other charges, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the obligations hereunder, and (v) any requirement that Landlord protect, secure, perfect or obtain any security interest or lien, or any property subject thereto, or exhaust any right to take any action against Tenant or any other person or any. collateral.

b. As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Guarantor waives trial by jury and the right thereto of any and all issues arising in any Action upon, under or in connection with this Guaranty, the Lease, the Obligations, and any and all negotiations or agreements in connection therewith.

5. SUBROGATION. Guarantor waives and disclaims any claim or right against Tenant by way of subrogation or otherwise in respect of any payment that Guarantor may be required to make hereunder, to the extent that such claim or right would cause Guarantor to be a “creditor” of Tenant for purposes of the United States Bankruptcy Code (11 U.S.C. §101 et seq., as amended), or any other federal, state or other bankruptcy, insolvency, receivership or

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similar legal requirement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR, Guarantor represents and warrants that:

a. Guarantor is a Delaware corporation and has all requisite power and authority to enter into and perform its obligations under this Guaranty. The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action.

b. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene applicable law or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

c. No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission, or other authority or entities is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor agrees that if any such authorization, approval, consent, or permission shall be required in the future in order to permit or effect performance of the Obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or any of its successors or assigns and shall use its best efforts to obtain such authorization, approval, consent, or permission.

d. Guarantor has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Guaranty including the payment of all moneys hereunder. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

e. Guarantor is not in violation of any decree, ruling, judgment, order or injunction applicable to it of whatever nature which taken alone or in the aggregate, would materially and adversely affect its ability to carry out any of the terms, covenants, and conditions of this Guaranty. There are no actions, proceedings or investigations pending or threatened against or affecting Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, which, taken alone or in the aggregate, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

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f. Guarantor’s principal place of business is:

17655 Waterview Parkway

Dallas, TX 75252

g. Guarantor is solvent, able to meet its debts as they become due, and the fair market value of its assets exceeds the aggregate amount of its debts and liabilities as they become due, and the consummation of the transactions contemplated hereby will not adversely affect the financial condition of the Guarantor!

h. Guarantor owns, directly or indirectly, one hundred percent (100%) of the outstanding stock and/or membership interests of Tenant.

i. Guarantor is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in New York or Delaware to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

j. Guarantor is not in default in the terms and conditions of any agreement to which it is a party or by which it is bound, such as would materially and adversely affect its ability to carry out the terms, covenants and conditions of this Guaranty.

Guarantor acknowledges and agrees that a breach of any of the foregoing representations or warranties shall be a default under this Guaranty.

7. NOTICES. All consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given (i) by overnight delivery via Federal Express or like nationally-recognized overnight courier, or (ii) by hand delivery against a receipt. Notice under this Section 7 is deemed effective when actually received or refused. Notice under this Section 7 will not be effective if given by facsimile or electronic mail, or any means not specified above, whether or not actually received by the intended party. Notices shall be sent as follows:

a. If to Guarantor, at Guarantor’s address set forth on the first page of this Guaranty, Attention: General Counsel

b, If to Landlord, at:

11 West 19th Associates LLC

499 Seventh Avenue, Suite 21 South

New York, New York 10018

Attention: Block Buildings LLC, c/o Thomas Block, Manager

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with copies to:

11 West 19th Associates LLC c/o

Kaufman/Adler Realty 450

Seventh Avenue, 19th Floor New

York, New York 10123

Attention: Robert Savitt

Jeffrey Roth, Esq.

100 Park Avenue, 20th Floor

New York, New York 10017

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas New York,

New York 10036-6710 Attn.: Andrew L.

Herz, Esq.

or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION: WAIVER OF IMMUNITIES.

a. Guarantor hereby irrevocably (i) submits to the jurisdiction of the state courts of New York or the federal courts sitting in New York in any Action arising out of or relating to this Guaranty, and (ii) agrees that all claims in respect of such Action may be heard and determined in such courts, Insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Section 8 or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court. Guarantor hereby appoints CT Corporation, having an address at 111 Eighth Avenue, New York, New York 10011 (“Process, Agent”) as its authorized agent to receive, on behalf of Guarantor, service of copies of the summons and complaint and any other process which may be served in any such Action (but not to receive notices due Guarantor under this Guaranty or, if applicable, the Lease), provided a copy is also given as a notice would be to the Guarantor pursuant to Section 7 hereof. Such service may be made by delivering a copy of such process to Guarantor in the manner required by law for the service of a summons and complaint in care of the Process Agent at the Process Agent’s address and Guarantor hereby authorizes and directs the Process Agent to accept such service on its behalf. Guarantor agrees that a final non appealable judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted under Legal Requirements.

b. Guarantor irrevocably waives, to the fullest extent permitted by Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such Action brought in any of the courts described in Section 8(a), (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that

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Guarantor is not personally subject to the jurisdiction of any such courts. Guarantor agrees that final judgment in any such Action brought in any such court shall be conclusive and binding upon Guarantor and may be enforced by Landlord in the courts of any state, in any federal court, and in any other courts having jurisdiction over Guarantor or any of its property, and Guarantor agrees not to assert any defense, counterclaim or right of set-off in any Action brought by Landlord to enforce such judgment.

c. Nothing in this Section 8 shall limit or affect Landlord’s right to (i) serve legal process in any other manner permitted by law, or (ii) bring any Action against Guarantor or its property in the courts of any other jurisdictions.

d. Guarantor hereby irrevocably waives, with respect to itself and its ‘ property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Guarantor may be entitled, and agrees not to assert any claims of any such immunities in any Action brought by Landlord under or in connection with this Guaranty. Guarantor acknowledges that the making of such waivers and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into the Lease.

e. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York, in order to make effective (i) the appointment of the Process Agent, (ii) the consent by Guarantor to jurisdiction of the state courts of New York and the federal courts sitting in New York, and (ill) all of the other provisions of this Section 8.

f. Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to General Counsel, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, TX 75252.

g. The provisions of this Section 8 shall survive the termination of this Guaranty for the purpose of any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Guaranty or the Premises or any suit, action or proceeding to enforce this Guaranty,

9. SECURITY DEPOSIT

a. For so long as Guarantor’s shares are listed on a securities exchange, has a market capitalization of at least $1,000,000,000 (U.S.), and has no debt outstanding that is rated as less than investment grade, Guarantor shall have no obligation to post a security deposit hereunder.

b. During any time all of the conditions in Section 9(a) (the “Conditions”) are not fulfilled, true and correct, Guarantor shall deposit with Landlord the sum of $1,000,000.00 within ten (10) days of demand therefor to be held by Landlord solely as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of

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the Lease. It is agreed that in the event Tenant defaults in respect of any of the Obligations beyond the expiration of any applicable notice and grace period, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required to fulfill such Obligation or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any such Obligations, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event Landlord shall apply the whole or any part of the security deposited hereunder, Guarantor shall immediately deliver to Landlord an amount equal to the sum applied by Landlord in accordance therewith so that Landlord shall have as the security hereunder an amount equal to $1,000,000.00. Any unapplied security deposited shall be returned to Guarantor within ten (10) days after the date fixed as the end of the Lease and after delivery of possession of the entire Premises to Landlord and all billed Obligations have been paid. In the event of a sale of the land and Building or leasing of the entire Building, Landlord shall transfer the security to the vendee or lessee (the “New Landlord”); and provided such New Landlord shall expressly assume, in writing for the benefit of Guarantor, all such obligations, Landlord shall thereupon be released by Guarantor from all liability for the return of such security; and Guarantor shall look to the New Landlord solely for the return of said security deposited. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a New Landlord. Guarantor further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Guarantor represents that its IRS Employer Identification number is 31-1429215. In the event that the provisions of this Section 9b. become applicable because the Conditions are not satisfied and Guarantor subsequently satisfies the Conditions, Landlord shall upon demand return to Guarantor any sums (or the letter of credit described in c. below) so deposited.

c. Guarantor shall have the right, either (i) in lieu of the funds required to be deposited with Landlord pursuant to Section 9(b) above or (ii) at any time thereafter in substitution for such funds, to deposit and maintain with Landlord as the security deposit hereunder, an irrevocable commercial letter of credit in the aggregate amount of $1,000,000.00 in form and substance reasonably satisfactory to Landlord, and issued by a member bank” of The Clearing House, reasonably acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, without presentation of any other documents, statements or authorizations, other than a statement of Landlord that Tenant is in default of its monetary obligations to Landlord in the amount of the draw, which letter of credit shall provide (a) for the continuance of such credit for the period of at least one (1) year from the date hereof, (b) for the automatic extension of such letter of credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit at least until the Expiration Date), unless such bank gives Landlord notice of its intention not to renew such letter of credit not less than sixty (60) days prior to the initial or any future expiration date of such letter of credit and (c) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such letter of credit and hold and apply the proceeds thereof in accordance with the provisions of this Section. Each letter of credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and

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observance by Tenant of the Obligations, and in the event that (x) any default occurs under the Lease and Tenant or Guarantor, as the case may be, shall fail to timely cure such default within the applicable grace period provided in the Lease, (y) Landlord transfers its right, title and interest under the Lease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, or (z) notice is given by the bank issuing such letter of credit that it does not intend to renew the same, as above provided, then, in any such event, Landlord may draw the entire amount on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided herein. In the event Landlord shall apply the whole or any part of the security deposited hereunder, Guarantor shall immediately deliver to Landlord an amount equal to the sum applied by Landlord in accordance therewith so that at all times during the term hereof, Landlord shall have as the security hereunder an amount equal to $1,000,000.00. Guarantor shall pay Landlord’s reasonable attorneys’ fees, disbursements and court costs in connection with the replacement, substitution or amendment of the letter of credit described herein or the drawing thereon by Landlord and the same shall be deemed Obligations hereunder.

10. MISCELLANEOUS.

a. The provisions, covenants and guarantees of this Guaranty shall be binding upon Guarantor and its successors, legal representatives and assigns, and shall inure to the benefit of Landlord and. its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord and delivered to Guarantor.

b. Whenever the words “include,” “includes,” or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation,” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

c. The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of New York, without-giving effect to the principles of conflicts of law.

d. Guarantor, at any time, and from time to time, upon at least ten (10) days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this Guaranty is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified and stating the modifications), and stating whether or not there exists any default by Landlord under this Guaranty, and, if so, specifying each such default and stating such further matters as Landlord may reasonably request. Guarantor acknowledges that any such statement that Guarantor delivers to Landlord pursuant to this Guaranty may be relied upon by (x) any purchaser or owner of the Building or any interest therein (including, without limitation, any lessor), or (y) any mortgagee.

9

e. All remedies afforded to Landlord hereunder or under the Lease are separate and cumulative remedies and not exclusive. Landlord shall also have all remedies afforded by law or in equity.

f . If any provision of this Guaranty or the application of any provision shall to any extent be void, unenforceable or invalid, then such provision shall be reinterpreted to the greatest extent possible to make it enforceable and valid, and the rest of this Guaranty shall be unaffected thereby and continue in full force and effect.

g. No waiver or modification of any provision of this Guaranty shall be effective unless in writing and signed by Landlord, and no waiver by Landlord shall be applicable except in the specific instance for which it is given. This Guaranty is the full and complete agreement of the parties, and Landlord has made no promises or representations to Guarantor except as set forth herein.

h. Guarantor covenants and agrees that it will maintain its corporate existence, rights and franchise in full force and effect so long as the Guaranty is outstanding, and will notify Landlord of any material adverse change in its financial condition.

i. Notwithstanding anything herein to the contrary, this Guaranty shall not be construed as creating a landlord-tenant relationship, nor shall the payment of any sums pursuant to this Guaranty entitle Guarantor to possess or occupy the Premises.

j. It is a condition of the granting, execution and delivery of the Lease that Guarantor execute and deliver this Guaranty and Guarantor deems the granting, execution and delivery of the Lease to be in Guarantor’s best interest and, as the only shareholder [member] of Tenant, Guarantor expects to derive benefit therefrom.

k. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith and on the advice of counsel believes that such obligation exists.

1. This Guaranty and the obligations of Guarantor hereunder shall survive the expiration or earlier termination of the Lease.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

10

IN WITNESS WHEREOF, the Guarantor and Tenant (for the purpose of accepting Agent’s obligations) have duly executed this Guaranty as of the day and year first written above.

GUARANTOR:

ALLIANCE DATA SYSTEMS CORPORATION

By:
Name:	Alan M. Utay
Title	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GUARANTOR:

STATE OF TEXAS

SS:

COUNTY OF COLLIN

On this 9th day of March, in the year 2007, before me, the undersigned, personally appeared Alan M. Utay, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public: Kelli W. Hunt

11

S&W 3/1/07

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), made and entered into as of this 22nd day of March, 2007 by and among Epsilon Data Management LLC, a Delaware Limited Liability Company, having offices at 601 Edgewater Dr., Mailstop 5/M06, Wakefield, MA 01882 (“Tenant”), 11 WEST 19TH STREET ASSOCIATES LLC, a New York limited liability company, having an office at c/o Block Buildings LLC, 499 Seventh Avenue, 21st Floor, New York, New York 10018 (the “Landlord”) and THE BANK OF NEW YORK, a New York corporation, having an office at One Wall Street, New York, New York 10286, as Administrative Agent for the benefit of the Lenders (each a “Lender” and collectively the “Lenders”) under that certain Credit Agreement hereinafter defined (“Administrative Agent”).

WITNESSETH

WHEREAS, by Lease dated March 15, 2007, as amended (hereinafter collectively referred to as the “Lease”), 11 West 19th Associates LLC Landlord leased and rented to Tenant certain premises located at 11 West 19th Street (a/k/a 10-16 West 20th Street, New York, New York (the “Property”), which Property is more particularly described in Exhibit A attached hereto and made a part hereof; and

WHEREAS, the Property is or is to be encumbered by a mortgage or mortgages or other similar security agreement (collectively, the “Mortgage”) in favor of or to be assigned to Administrative Agent for the benefit of the Lenders pursuant to the terms of a Credit Agreement dated as of April 6, 2006 by and among Landlord, Administrative Agent and the Lenders party thereto (as the same may be amended from time to time, the “Credit Agreement”); and

WHEREAS, Administrative Agent and the Lenders do not wish to make the loan or loans secured by the Mortgage or to consent to Tenant’s Lease, unless Tenant subordinates the Lease and Tenant’s rights thereunder to the lien and provisions of the Mortgage; and

WHEREAS, pursuant to and under the terms set forth in the Mortgage, Landlord has assigned to Administrative Agent for the benefit of the Lenders all of its right, title and interest in the Lease and the rents payable thereunder to Administrative Agent for the benefit of the Lenders as security for the performance of Landlord’s obligations secured by the Mortgage; and

WHEREAS, Tenant and Administrative Agent desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of this Subordination, Non-Disturbance and Attornment Agreement;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant and Administrative Agent agree as follows:

1. Subject to the terms hereof, the Lease and the rights of Tenant thereunder are and at all times hereafter shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewal, substitution, extension, modification, consolidation, spreader or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease. In the event that Administrative Agent, the Lenders or any other person acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Administrative Agent, the Lenders and any other such person and their participants, successors and assigns being referred to herein as the “Purchaser”), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the proviso in Paragraph 2 of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies and condemnation awards.

2. So long as the Lease is in full force and effect, and Tenant is not in default under any provision of the Lease or this Agreement (after notice and expiration of any applicable grace period), and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:

(a) The right of possession of Tenant to the leased premises shall not be terminated or disturbed by any steps or proceedings taken by Administrative Agent or the Lenders in the exercise of any of its rights under the Mortgage;

(b) The Lease shall not be terminated or affected by said exercise of any remedy provided for under the Mortgage, and Administrative Agent hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

3. In no event shall Administrative Agent, the Lenders or any other Purchaser be:

(a) liable for any accrued obligation of, or any act or omission of, the Landlord or any prior landlord;

(b) liable for the return of any security deposit which was delivered to Landlord, but which was not subsequently delivered to Administrative Agent, the Lenders or any other Purchaser;

(c) subject to any offsets, defenses or counterclaims which the Tenant might have against Landlord or any prior landlord, except for any offset rights expressly set forth in Sections 43,45 and 66 of the Lease;

(d) bound by any payment of rent or additional rent which Tenant might have paid to Landlord or any prior landlord for more than the current month;, or

(e) bound by any action listed in Paragraph 7(a) through (e) below made without Administrative Agent’s or such other Purchaser’s prior written consent.

4. Neither Administrative Agent, the Lenders nor any Purchaser shall be obligated to undertake or complete any renovations, additions or capital improvements to the Property or the premises demised under the Lease, nor to pay or reimburse the cost of any construction or other special landlord work (either presently underway or hereafter to be undertaken, nor to make any repairs to the Property or to the premises demised under the Lease as a result of any fire or other casualty or by reason of condemnation unless the Lease requires the Landlord to do so and sufficient casualty insurance proceeds or condemnation awards have been received by the Administrative Agent, the Lenders or Purchaser, as the case may be, to pay for the completion of such repairs, and whether or not the same is set forth in the Lease or any other agreement), nor, so long as the Mortgage remains outstanding and unpaid, shall the proceeds of any insurance or condemnation awards be applied other than as provided for in the Mortgage; provided, however, such lack of liability on the part of Administrative Agent, the Lenders or any such Purchaser pursuant to this subparagraph shall not affect Tenant’s rights of offset or termination described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided any applicable notices and cure periods as required under the Lease and this Agreement.

5. Tenant agrees to give prompt written notice to Administrative Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof given on behalf of Tenant, shall be effective unless Administrative Agent has received said notice and has failed within forty-five (45) days of receipt thereof in the case of a monetary default, or within sixty (60) days of the date of receipt thereof in the case of a nonmonetary default, to cure Landlord’s default, or if the default is non-monetary and cannot be cured within such sixty (60) day period and Administrative Agent has given Tenant written notice of its intention to cure, such sixty (60) day cure period shall be extended for so long as Administrative Agent is diligently prosecuting the cure of Landlord’s default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of Administrative Agent, provided that such successor shall have given written notice to Tenant of its acquisition of Administrative Agent’s interest in the Mortgage and designated the address to which such notices are to be sent. The foregoing provisions of this Section 5 shall not apply to any abatement or termination rights expressly granted to Tenant under Sections 43, 45 or 66 of the Lease.

6. Tenant acknowledges that Landlord will execute and deliver to Administrative Agent for the benefit of the Lenders Assignments of Leases and Rents conveying the rentals under the Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignments.

7. Tenant agrees that it will not, without the prior written consent of Administrative Agent, do any of the following, and any such purported action without such consent shall be void as against Administrative Agent and the Lenders:

(a) modify or amend or terminate the Lease; or

(b) enter into any extensions or renewals thereof in such a way as to reduce the rent, accelerate rent payments, shorten the term of the lease, or change any renewal option; or

(c) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof; or

(d) tender or accept a surrender of the Lease or make a prepayment of rent in excess of one month of rent thereunder; or

(e) assign the Lease or sublet the premises demised under the Lease or any part thereof except pursuant to the provisions of the Lease; or

(f) subordinate or permit subordination of the Lease to any lien other than the Mortgage, except to the extent required to do so pursuant to the terms of the Lease.

8. Landlord hereby irrevocably authorizes and directs Tenant to pay to Administrative Agent, or to such person or firm designated by Administrative Agent, all rent and other monies due and to become due to Landlord under the Lease after notice from Administrative Agent to Tenant that there has occurred and is continuing an Event of Default under the Mortgage. Tenant shall be entitled to rely upon any such notice received from Administrative Agent, and shall have no duty to inquire concerning the truth or efficacy of any such notice or to honor any contrary notice or demand received from Landlord and all such payments by Tenant shall be deemed payments made in satisfaction of Tenant’s obligations under the Lease. Tenant shall, after such notice from Administrative Agent, pay to Administrative Agent, or to such person or firm designated by Administrative Agent, all rent and other monies due and to become due to Landlord under the Lease. Such receipt of rent by Administrative Agent or any other party shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof. No person or entity who exercises a right, arising under the Mortgage or any assignment of the Lease, to receive the rents, additional rents or other sums payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease.

9. Tenant agrees that if Administrative Agent or the Lenders acquire title to the Property as a result of foreclosure of the Mortgage, the acceptance of a deed in lieu of such foreclosure, or obtaining control of the Property pursuant to the remedies contained in the Mortgage, the laws of the State of New York or otherwise, Administrative Agent and the Lenders shall have no personal liability to Tenant and Tenant shall look solely to the Property and the proceeds therefrom for the satisfaction of any judgment in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under the Lease. Further, in the event of any transfer by Administrative Agent or the Lenders of Landlord’s interest in the Lease, Administrative Agent and the Lenders shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord’s interest and such transferee shall be solely liable for the performance of such covenants and agreements.

10. Tenant agrees to certify in writing to Administrative Agent, upon request, whether or not, to its knowledge, any default on the part of Landlord exists under the Lease and the nature of any such default.

11. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Administrative Agent such other instruments as Administrative Agent shall reasonably request in order to evidence the full subordination of the Lease to the lien of the Mortgage and otherwise effectuate the provisions of this Agreement.

12. From and after payment in full of the loan secured by the Mortgage and the recordation of a release or satisfaction thereof, without the transfer of the Property to Administrative Agent or the Lenders as a Purchaser, this Agreement shall become void and of no further force or effect.

13. The term “Administrative Agent” as used herein shall include the successors and assigns of Administrative Agent and any person, party or entity which shall become the owner of the Property by reason of foreclosure of the Mortgage or the acceptance of a deed in lieu of a foreclosure of the Mortgage or otherwise. The term “Lenders” as used herein shall mean and include the present Lenders under the Credit Agreement and any such Lender’s successors and assigns. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

14. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective participants, successors, and assigns, and, without limiting such, the agreements of Administrative Agent shall specifically be binding upon any Purchaser of the Property at foreclosure or at a sale under power.

15. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors.

16. This Agreement may be signed in counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

17. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

18. All notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by certified or registered mail, postage prepaid, return receipt requested, or nationwide commercial courier service, and addressed to the party as provided below or at such other place as such party may from time to time designate in a notice to the other parties. Any notice shall be effective three (3) business days after the letter transmitting such notice is certified or registered and deposited in the United States Mail, or, if delivery is by nationwide commercial courier service, one (1) business day after the letter transmitting such notice is delivered to such commercial courier service. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice, if given to Administrative Agent, shall be addressed as follows:

The Bank of New York, as Administrative Agent

One Wall Street - 21st Floor New York, New York

10286 Attention: Anthony J. Verzi

Vice President

Real Estate Department

with a copy to:

Emmet, Marvin & Martin, LLP

120 Broadway

New York, New York 10271

Attention: John P. Uehlinger, Esq.

If given to Tenant, shall be addressed as follows:

Laura Vosburgh Marshall

Senior Director, Facilities & Real Estate

Epsilon

601 Edgewater Drive

Mailstop 5/M06

Wakefield, MA 01880

Alliance Data Systems, Inc.

General Counsel 17655

Waterview Parkway Dallas,

TX 75252

If given to Landlord, shall be addressed as follows:

11 West 19th Street Associates LLC

c/o Block Buildings LLC

499 Seventh Avenue, 21st Floor

New York, New York 10018

19. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(balance of page left intentionally blank)

IN WITNESS WHEREOF, Tenant, Landlord and Administrative Agent have caused this Agreement to be executed as of the day and year first above written.

TENANT:

EPSILON DATA MANAGEMENT LLC

BY:	Leigh Ann K. Epperson
Title:	Assistant Secretary

ADMINISTRATIVE AGENT:

THE BANK OF NEW YORK, as Administrative Agent

By:	Anthony J. Verzi
Title:	Vice President

LANDLORD:

11 West 19th Street Associates LLC

By:	Block Buildings LLC, Manager
Name:	Thomas Block
Title:	President

STATE OF TEXAS

COUNTY OF COLLIN

On the 22 day of March in the year 2007 before me, the undersigned, a notary public in and for said State, personally appeared Leigh Ann K. Epperson personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public: Kelli W. Hunt

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 27th day of March in the year 2007 before me, the undersigned, a notary public in and for said State, personally appeared Thomas Block personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

[NOTARY STAMPS APPEARS HERE]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 28th day of March in the year 2007 before me, the undersigned, a notary public in and for said State, personally appeared ANTHONY J. VERZI personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

[NOTARY STAMPS APPEARS HERE]

EXHIBIT A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, being bounded and described as follows:

BEGINNING at a point in the southerly side of 20th Street distant 245 feet westerly from the intersection of the southerly side of 20th Street and the westerly side of Fifth Avenue; and

RUNNING THENCE southerly parallel with Fifth Avenue and part of the way through a party wall 92 feet to the center line of the block;

THENCE easterly along said line 25 feet;

THENCE southerly parallel with Fifth Avenue and part of the way through another party wall 92 feet to the northerly side of 19th Street;

THENCE westerly along the northerly side of 19th Street 125 feet;

THENCE northerly parallel with Fifth Avenue and pail of the way through another party wall 184 feet to the southerly side of 20th Street; and

THENCE easterly along the southerly side of 20th Street 100 feet to the point of BEGINNING.

11 West 19th Associates LLC AS LANDLORD

Epsilon Data Management LLC AS TENANT

FOR SPACE KNOWN AS THE ENTIRE 9th AND ENTIRE 1Oth FLOORS IN THE BUILDING 11 WEST 19th STREET NEW YORK, NY

The Tenant agrees to purchase electric from 11 West 19th Associates LLC. (hereinafter referred to as the “Meter Company”) supplying electric current to the building, all electric current consumed, used or to be used in the demised premises, and all replacement bulbs and lamps required, during the term and to pay for the installation thereof. The amount to be paid by Tenant for electric current consumed shall be determined by the meter or meters in the premises, or to be installed and billed according to each meter. Bills for current consumed shall be rendered by the Meter Company to Tenant at such times as the Meter Company may elect and shall be accompanied by bills from the Meter Company containing a computation of the electric charges. The Meter Company may request that Tenant make estimated equal monthly payments each month which shall be payable in the same manner as base rent, subject to adjustment at least annually, which adjusted sum shall be payable thirty (30) days after rendition of a bill therefor. Tenant agrees to pay for all electric current consumed, at a rate specified as the Tenant’s base rate as of the date of this lease which shall be 108% of the actual costs thereof paid from time to time by the Meter Company (excluding taxes and surcharges) plus applicable taxes on the actual costs. If, in the reasonable opinion of the Meter Company, Tenant’s installation overloads any riser or risers, and/or switch or switches, and/or meter or meters in the building of which the demised premises are a part, Tenant will at Tenant’s own expense, provide, install and maintain any riser or risers, and/or any or all switch and/or switches or meter or meters that may be necessary, but no riser or risers, and/or switch or switches or meter and/or meters will be installed without the written permission of the Meter Company but Section 42.B of the Lease shall control in the case of any inconsistency herewith. All meters to be installed will be purchased from the Meter Company and all risers, switches and meters so installed shall be, become and remain the property of the building but the building may, at its option, demand of Tenant and Tenant shall, upon such demand remove all such meters, switches or related equipment at Tenant’s own cost and expense.

In the event the sale of the electric current in the building containing the demised premises is hereafter prohibited and/or regulated by any law hereinafter enacted, or by any order or ruling of the Public Service Commission of the State of New York, or by any judicial decision of any appropriate court, then the Meter Company, by reason of such prohibition, and/or regulation and/or for any other reason whatsoever, may, at is option and in its sole and absolute discretion, elect to terminate the practice of submetering in the building containing the demised premises; and upon such election, Tenant will, upon notice from the Meter Company, apply within twenty (20) days thereafter to the appropriate Public Service Corporation servicing the building containing the demised premises for electric service, and comply will all the rules and regulations of such Public Service Corporation, and all costs associated with and pertaining thereto, and the Meter Company shall be relieved of any further obligation to furnish electric current to the Tenant pursuant to this rider as of the date of supply thereof by the Public Service Corporation but shall allow Tenant to use any wiring in place and shall allow Tenant adequate shaft and other space to install any additional wiring and equipment so required and (Tenant shall be relieved from paying any amounts to the Meter Company except as hereinafter provided. The Meter Company may, however, if it so elects, furnish unmetered current to Tenant, and Tenant shall pay to the Meter Company on the first day of the month next following such furnishing of unmetered current to be pro rated to the first of the month and monthly thereafter during the term of this lease, so long as unmetered electric current is furnished to the Tenant, a sum equal to one-twelfth of the invoices billed to Tenant for all electric consumed in the demised premises for the twelve month period directly preceding the month in which the furnishing of unmetered current to the Tenant is commenced by the Meter Company and/or as estimated at any time by the Meter Company as hereinabove and below provided. Tenant will not install or use any electrically operated equipment, machinery or appliances that were not in the demised premises during the twelve-month period immediately preceding the Meter Company supplying unmetered electric current to the demised premises, as aforesaid, if causing a material increase in consumption nor shall Tenant make any change in the wiring of the demised premises without the prior written consent of the Meter Company first obtained, which consent shall not be unreasonably withheld or delayed. If Tenant reduces is electrical consumption, corresponding reduction shall be made in Tenant’s payment. If after the date the Meter Company commences supplying unmetered current to Tenant, any additional electrically operated equipment is installed in the premises or the hours of usage of the electric installation are increased in the demised premises, then the monthly payment to the Meter Company shall be increased equal to the value of the additional electric current consumed by such newly installed electrically operated equipment and/or increased hours of usage of the electric installation, such increased value to be determined consistent with the 108% formula set forth above. If after the date the Meter Company commences supplying unmetered electric current to Tenant there is any increase or decrease in the utility bill, charge or cost is imposed upon the building at any time from any source, such increase or increases shall be charged to and paid by Tenant to the Meter Company consistent with the 108% formula set forth above. At no time shall the utility rate, or any component . charge or cost thereof, billed by the Meter Company to the Tenant be less than that charged or billed to the Meter Company.

Rigid conduit only will be allowed by the OWNER for exposed work.

PLEASE INITIAL LANDLORD

PLEASE INITIAL TENANT

EXHIBIT

VDA LLC • Seven Penn Plaza. Suite 535 • New York; NY 10001-0020

February 6, 2007	memorandum

to:	Grant Greenspan-	Kaufman Organization

from:	Robert Cuzzi

subject:	11 West 19th Street -	Modernization of 20* Street Elevators

copy:	Peter Nichols -	Kaufman Organization
	JohnFrondi -	VDA

Following is a summary of modernization work to be performed on the two (2) automatic passenger elevators located on the 20th Street side of the building.

Overview Summary - Modernization of Passenger Elevators PE 5 & PE 6 (20^ Street Cars)

VDA LLC recommends modernization of Passenger Elevators PE 5 & PE 6, located on the 20th Street side of 11 West 19th Street, in order to renew these systems for a long-term, efficient operating life cycle of 15 to 20 years.

In order to accomplish a successful modernization project, VDA will prepare a complete set of technical bid specifications, detailing the work to be performed, and assist client in pre-qualifying elevator contractors who are fully capable of completing this work ina quality, timely and efficient manner. Once ,the project is completed, we recommend that the elevators be maintained by the selected modernization contractor under a full-service preventive maintenance agreement, to insure continued proper operation and reliability of these systems.

The following main components will be addressed as part of this modernization project:

•	Upgrade/ replacement of existing controller system

•	Installation of new variable frequency AC drive system

•	Installation of new AC Drive Motor

•	Installation of solid-state leveling / landing device

•	Complete Overhaul or Replacement of Main Machine Assembly (further evaluation is necessary)

•	Modernization of Door Operator Assembly and related door equipment

•	Replacement / upgrade of fixtures for code compliance

•	Optional aesthetic upgrades of cab interior (possible replacement / upgrade of cab dependant upon machine options)

•	Installation of new hoistway traveling cables, wiring, hardware and related items

VDA will provide a final outline specification upon performance of re-survey for modernization.

Headquarters: Livingston, NJ

Offices: Atlanta. GA • Baltimore. MD “ Boston, MA • Chicago, II. • Minneapolis, MN

New York, NY • Nonvalk, CT • Philadelphia, PA • Pittsburgh. PA • Washington, DC